UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant	☑

Filed by a Party other than the Registrant	☐

Check the appropriate box:

☑	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

xG TECHNOLOGY, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☑	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or Schedule and the date of its filing.

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(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

240 S. Pineapple Avenue, Suite 701
Sarasota, FL 34236
(941) 953-9035

Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting of Stockholders to Be Held on June __, 2017

The Notice of Annual Meeting, Proxy Statement
and Annual Report on Form 10-K are available at: www.cstproxy.com/xgtechnology/2017

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE __, 2017

To the Stockholders of xG Technology, Inc.:

NOTICE IS HEREBY GIVEN that an Annual Meeting of Stockholders (“Annual Meeting”) of xG Technology, Inc., a Delaware corporation (the “Company”), will be held on June __, 2017 at 9 a.m. (Eastern Time) at the Company’s offices at 240 S. Pineapple Avenue, Suite 701, Sarasota, Florida 34236, for the following purpose:

1.	To elect seven (7) members of the Company’s Board of Directors (the “Board”), each to serve until the next Annual Meeting of Stockholders and until their successors are elected and qualified or until their earlier resignation or removal (“Proposal No. 1”);

2.	To consider and vote on a proposal to ratify the Board’s selection of Marcum LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2017 (“Proposal No. 2”);

3.	To approve an amendment to the Company’s 2016 Employee Stock Purchase Plan (the “2016 ESPP”) to increase the authorized value of shares of common stock, par value $0.00001 per share, of the Company (the “Common Stock”) available for sale under the 2016 ESPP from $3.5 million to $7 million (“Proposal No. 3”);

4.	To approve an amendment to the Company’s 2016 Incentive Compensation Plan (the “2016 ICP”) to increase the authorized value of shares of Common Stock available for issuance under the 2016 ICP from $3.5 million to $7 million (“Proposal No. 4”);

5.	To consider and vote on a proposal to approve the establishment of the Company’s 2017 Incentive Compensation Plan (the “2017 ICP”) (“Proposal No. 5”);

6.	To consider and act upon an advisory resolution on the compensation of the Company’s Named Executive Officers (“Proposal No. 6”);

7.	To consider and act upon an advisory resolution on the frequency of the stockholders’ advisory resolution on the compensation of the Company’s Named Executive Officers (“Say on Pay”) (“Proposal No. 7”);

8.	To approve the sale and issuance of up to $15,000,000 in shares of Common Stock under the Company’s Purchase Agreement with Lincoln Park Capital Fund, LLC; and

9.	To consider and act upon such other business as may properly come before the Annual Meeting or any adjournment thereof.

The foregoing items of business are more fully described in the Proxy Statement that is attached and made a part of this Notice. Only stockholders of record of the Common Stock at the close of business on April __, 2017 (the “Record Date”) will be entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.

All stockholders are cordially invited to attend the Annual Meeting in person. Your vote is important regardless of the number of shares of Common Stock you own. Only record or beneficial owners of the Common Stock as of the Record Date may attend the Annual Meeting in person. When you arrive at the Annual Meeting, you must present photo identification, such as a driver’s license. Beneficial owners also must provide evidence of stockholdings as of the Record Date, such as a recent brokerage account or bank statement.

Whether or not you expect to attend the Annual Meeting, please complete, sign, date, and return the enclosed proxy card in the enclosed postage-paid envelope in order to ensure representation of your shares of Common Stock. It will help in our preparations for the Annual Meeting if you would check the box on the form of proxy if you plan on attending the Annual Meeting. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.

Sarasota, Florida	By Order of the Board of Directors,
May ___, 2017	/s/ George F. Schmitt George F. Schmitt Chairman of the Board and Chief Executive Officer

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE PROMPTLY COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

TABLE OF CONTENTS

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS	1
Information Concerning the Proxy Materials and the Annual Meeting	1
Voting Procedures and Vote Required	1

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	3

ELECTION OF DIRECTORS (Proposal No. 1)	5

CORPORATE GOVERNANCE	8
Board of Directors	8
Director Independence	8
Board Meetings and Attendance	8
Annual Meeting Attendance	8
Stockholder Communications with the Board	8
Board Committees	8
Family Relationships	11
Involvement in Certain Legal Proceedings	11
Leadership Structure of the Board	11
Risk Oversight	11
Code of Ethics	11

DIRECTOR COMPENSATION	12

INFORMATION ABOUT OUR EXECUTIVE OFFICERS	13

EXECUTIVE COMPENSATION	14
Compensation Discussion and Analysis	14
Summary Compensation Table for Fiscal Years 2016 and 2015	14
Employment Agreements	15
Other Compensation	15
Outstanding Equity Awards at 2016 Fiscal Year End	16
Equity Compensation Plan Information as of December 31, 2016	16

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	17

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT	20

COMPENSATION COMMITTEE REPORT	21

AUDIT COMMITTEE REPORT	22

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS (Proposal No. 2)	23
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors	23
Vote Required and Recommendation	23

APPROVAL OF AN AMENDMENT TO INCREASE THE AUTHORIZED VALUE OF COMMON STOCK AVAILABLE FOR SALE UNDER THE COMPANY’S 2016 EMPLOYEE STOCK PURCHASE PLAN FROM $3.5 MILLION TO $7 MILLION (Proposal No. 3)	24
Summary	24
Increase in Authorized Value of Common Stock Available for Sale	24
Description of the 2016 ESPP	24
Reasons for Stockholder Approval	25
Vote Required and Recommendation	25

APPROVAL OF AN AMENDMENT TO INCREASE THE AUTHORIZED VALUE OF COMMON STOCK AVAILABLE FOR ISSUANCE UNDER THE COMPANY’S 2016 INCENTIVE COMPENSATION PLAN FROM $3.5 MILLION TO $7 MILLION (Proposal No. 4)	26
Summary	26
Increase in Authorized Value of Common Stock Available for Issuance	26
Description of the 2016 ICP	26
Reasons for Stockholder Approval	27
Vote Required and Recommendation	27

APPROVAL OF THE ESTABLISHMENT OF THE xG TECHNOLOGY, INC. 2017 INCENTIVE COMPENSATION PLAN (Proposal No. 5)	28
Summary	28
Reason for the Adoption of the 2017 ICP	28
Reasons for Stockholder Approval	28
Description of the 2017 ICP	28
Vote Required and Recommendation	30

ADVISORY RESOLUTION ON COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS (Proposal No. 6)	32
Summary	32
Vote Required and Recommendation	32

ADVISORY RESOLUTION ON THE FREQUENCY OF THE STOCKHOLDERS’ ADVISORY VOTE ON COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS (Proposal No. 7)	33
Summary	33
Vote Required and Recommendation	33

APPROVAL OF THE SALE AND ISSUANCE OF UP TO $15,000,000 IN SHARES OF COMMON STOCK UNDER THE COMPANY’S PURCHASE AGREEMENT WITH LINCOLN PARK CAPITAL FUND, LLC (Proposal No. 8)	34
Description of the Purchase Agreement	34
Reasons for Stockholder Approval	34
Voting Exclusion Statement	35
Vote Required and Recommendation	35

FUTURE STOCKHOLDER PROPOSALS	36

EXPENSES AND SOLICITATION	36

OTHER BUSINESS	36

ADDITIONAL INFORMATION	37

APPENDIX A — AUDIT COMMITTEE CHARTER
APPENDIX B — COMPENSATION COMMITTEE CHARTER
APPENDIX C — GOVERNANCE AND NOMINATIONS COMMITTEE CHARTER
APPENDIX D — AMENDED and RESTATED 2016 EMPLOYEE STOCK PURCHASE PLAN
APPENDIX E — AMENDED and RESTATED 2016 INCENTIVE COMPENSATION PLAN
APPENDIX F — 2017 INCENTIVE COMPENSATION PLAN

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

In this proxy statement, xG Technology, Inc., a Delaware corporation, is referred to as “xG,” the “Company,” “we,” “us” and “our.”

Information Concerning the Proxy Materials and the Annual Meeting of Stockholders

Proxies in the form enclosed with this proxy statement are being solicited by our Board of Directors (the “Board”) for use at our Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 9 a.m. (Eastern Time) on June___, 2017 at our offices at 240 S. Pineapple Avenue, Suite 701, Sarasota, Florida 34236, and at any adjournment thereof. Your vote is very important. For this reason, our Board is requesting that you permit your common stock, $0.00001 par value per share (the “Common Stock”), to be represented at the Annual Meeting by the proxies named on the enclosed proxy card. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting. Please read it carefully.

Voting materials, which include this proxy statement and the enclosed proxy card, will be first mailed to stockholders on or about May__, 2017.

Only stockholders of record of our Common Stock as of the close of business on April___, 2017 (the “Record Date”) will be entitled to notice of, and to vote at, the Annual Meeting. As of May ___, 2017, _______ shares of Common Stock were issued and outstanding. Holders of Common Stock are entitled to one vote per share held by them. Stockholders may vote in person or by proxy, however, granting a proxy does not in any way affect a stockholder’s right to attend the Annual Meeting and vote in person. Any stockholder giving a proxy has the right to revoke that proxy by (i) filing a later-dated proxy or a written notice of revocation with us at our principal office at any time before the original proxy is exercised or (ii) attending the Annual Meeting and voting in person.

Roger Branton and Benjamin Dickens are named as attorneys-in-fact in the proxy. Mr. Branton is our Chief Financial Officer. Mr. Dickens is our General Counsel. Mr. Branton or Mr. Dickens will vote all shares represented by properly executed proxies returned in time to be counted at the Annual Meeting, as described below under “Voting Procedures.” Where a vote has been specified in the proxy with respect to the matters identified in the Notice of the Annual Meeting, the shares represented by the proxy will be voted in accordance with those voting specifications. If no voting instructions are indicated, your shares will be voted as recommended by our Board on all matters, and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote before the Annual Meeting.

The stockholders will consider and vote upon (i) a proposal to elect seven (7) members of the Board, each to serve until the 2018 Annual Meeting of Stockholders and until their successors are elected and qualified or until their earlier resignation or removal (“Proposal No. 1”); (ii) a proposal to ratify the Board’s selection of Marcum LLP as our independent registered public accountants for the fiscal year ending December 31, 2017 (“Proposal No. 2”); (iii) a proposal to approve an amendment to the Company’s 2016 Employee Stock Purchase Plan (the “2016 ESPP”) to increase the authorized value of shares of Common Stock available for sale under the 2016 ESPP from $3.5 million to $7 million (“Proposal No. 3”); (iv) a proposal to approve an amendment to the Company’s 2016 Incentive Compensation Plan (the “2016 ICP”) to increase the authorized value of shares of Common Stock available for issuance under the 2016 ICP from $3.5 million to $7 million (“Proposal No. 4”); (v) a proposal to approve the establishment of the Company’s 2017 Incentive Compensation Plan (the “2017 ICP”) (“Proposal No. 5”); (vi) a proposal to consider and act upon an advisory resolution on the compensation of the Company’s Named Executive Officers (“Proposal No. 6”);(vii) a proposal to consider and act upon an advisory resolution on the frequency of the stockholders’ advisory resolution on the compensation of the Company’s Named Executive Officers (“Proposal No. 7”); and (viii) a proposal to approve the sale and issuance of up to $15,000,000 in shares of Common Stock under the Company’s Purchase Agreement with Lincoln Park Capital Fund, LLC (“Proposal No. 8”). Stockholders also will consider and act upon such other business as may properly come before the Annual Meeting.

Voting Procedures and Vote Required

Mr. Branton and/or Mr. Dickens will vote all shares of Common Stock represented by properly executed proxies returned in time to be counted at the Annual Meeting. The presence, in person or by proxy, of at least a majority of the issued and outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to establish a quorum for the transaction of business. Shares of Common Stock represented by proxies which contain an abstention and “broker non-vote” shares (described below) are counted as present for purposes of determining the presence or absence of a quorum for the Annual Meeting.

All properly executed proxies delivered pursuant to this solicitation and not revoked will be voted at the Annual Meeting as specified in such proxies.

Vote Required for Election of Directors (Proposal No. 1).   Our Certificate of Incorporation, as amended, does not authorize cumulative voting. Delaware law and our Bylaws provide that directors are to be elected by a plurality of the votes of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. This means that the seven (7) candidates receiving the highest number of affirmative votes at the Annual Meeting will be elected as directors. Only shares that are voted in favor of a particular nominee will be counted toward that nominee’s achievement of a plurality. Shares present at the Annual Meeting that are not voted for a particular nominee or shares present by proxy where the stockholder properly withheld authority to vote for such nominee will not be counted toward that nominee’s achievement of a plurality.

Vote Required for Ratification of Independent Registered Public Accountants (Proposal No. 2).   Delaware law and our Bylaws provide that, on all matters (other than the election of directors and except to the extent otherwise required by our Certificate of Incorporation, as amended, or applicable Delaware law), the affirmative vote of a majority of the shares present, in person or by proxy, and voting on the matter will be required for approval. Accordingly, the affirmative vote of a majority of the shares present at the Annual Meeting, in person or by proxy, and voting on the matter will be required to ratify the Board’s selection of Marcum LLP as our independent registered public accountants for the fiscal year ending December 31, 2017.

Vote Required for the Amendment to the 2016 ESPP to Increase the Authorized Value of Shares of Common Stock Available for Sale (Proposal No. 3).   Delaware law and our Bylaws provide that, on all matters (other than the election of directors and except to the extent otherwise required by our Certificate of Incorporation, as amended, or applicable Delaware law), the affirmative vote of a majority of the shares present, in person or by proxy, and voting on the matter will be required for approval. Accordingly, the affirmative vote of a majority of the shares present at the Annual Meeting, in person or by proxy, and voting on the matter will be required to approve an amendment to the 2016 ESPP to increase the authorized value of shares of Common Stock available for sale under the 2016 ESPP from $3.5 million to $7 million.

Vote Required for the Amendment to the 2016 ICP to Increase the Authorized Value of Shares of Common Stock Available for Issuance (Proposal No. 4).   Delaware law and our Bylaws provide that, on all matters (other than the election of directors and except to the extent otherwise required by our Certificate of Incorporation, as amended, or applicable Delaware law), the affirmative vote of a majority of the shares present, in person or by proxy, and voting on the matter will be required for approval. Accordingly, the affirmative vote of a majority of the shares present at the Annual Meeting, in person or by proxy, and voting on the matter will be required to approve an amendment to the 2016 ICP to increase the authorized value of shares of Common Stock available for issuance under the 2016 ICP from $3.5 million to $7 million.

Vote Required for the Approval of the Company’s 2017 Incentive Compensation Plan (Proposal No. 5).  Delaware law and our Bylaws provide that, on all matters (other than the election of directors and except to the extent otherwise required by our Certificate of Incorporation, as amended, or applicable Delaware law), the affirmative vote of a majority of the shares present, in person or by proxy, and voting on the matter, will be required for approval. Accordingly, the affirmative vote of a majority of the shares present at the Annual Meeting, in person or by proxy, and voting on the matter will be required to approve the establishment of the Company’s 2017 Incentive Compensation Plan.

Vote Required for the Advisory Resolution on the Compensation of the Company’s Named Executive Officers (Proposal No. 6). This proposal is non-binding on the Company and the Board.

Vote Required for the Advisory Resolution on the Frequency of the Stockholders’ Advisory Resolution on the Compensation of the Company’s Named Executive Officers (Proposal No. 7). This proposal is non-binding on the Company and the Board.

Vote Required for Approval of the Sale and Issuance of up to $15,000,000 in Shares of Common Stock under the Company’s Purchase Agreement with Lincoln Park Capital Fund, LLC (Proposal No. 8). Delaware law and our Bylaws provide that, on all matters (other than the election of directors and except to the extent otherwise required by our Certificate of Incorporation, as amended, or applicable Delaware law), the affirmative vote of a majority of the shares present, in person or by proxy, and voting on the matter, will be required for approval. Accordingly, the affirmative vote of a majority of the shares present at the Annual Meeting, in person or by proxy, and voting on the matter will be required to approve the sale and issuance of up to $15,000,000 in shares of Common Stock under the Company’s Purchase Agreement with Lincoln Park Capital Fund, LLC.

If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. Brokers that have not received voting instructions from their clients cannot vote on their clients’ behalf on “non-routine” proposals. Broker non-votes are not counted for the purposes of obtaining a quorum for the Annual Meeting, and, in tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote.

The vote on Proposals 1, 3, 4, 5, 6,7 and 8 are considered “non-routine” and the vote on Proposal 2 is considered “routine”.

Abstentions are counted as “shares present” at the Annual Meeting for purposes of determining the presence of a quorum but are not counted in the calculation of the vote.

Votes at the Annual Meeting will be tabulated by one or more inspectors of election appointed by the Chief Executive Officer.

Stockholders will not be entitled to dissenter’s rights with respect to any matter to be considered at the Annual Meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of May___, 2017, information regarding beneficial ownership of our capital stock by:

•	Each person, or group of affiliated persons, known by us to beneficially own more than 5% of our Common Stock;

•	Each of our Named Executive Officers;

•	Each of our directors; and

•	All of our current executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the Securities and Exchange Commission (the “SEC’) and generally means that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power of that security, including options that are currently exercisable or exercisable within sixty (60) days of May___, 2017. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons named in the table below have sole voting and investment power with respect to all shares of Common Stock shown that they beneficially own, subject to community property laws where applicable.

Common Stock subject to stock options currently exercisable or exercisable within sixty (60) days of May___, 2017 are deemed to be outstanding for computing the percentage ownership of the person holding these options and the percentage ownership of any group of which the holder is a member but are not deemed outstanding for computing the percentage of any other person.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o xG Technology, Inc., 240 S. Pineapple Avenue, Suite 701, Sarasota, Florida 34236.

Name and Address of Beneficial Owner:	Amount and Nature of Beneficial Ownership	Percent of Class of Common Stock(1)
5% Stockholders:
None
Named Executive Officers and Directors:
George F. Schmitt(2)	222,890	1.96%
Roger G. Branton(3)	25,606		*
John C. Coleman(4)	17,813		*
John Payne IV	—	—
Belinda Marino(5)	7		*
Gary Cuccio(6)	7,872		*
Richard L. Mooers(7)	62,128		*
Ken Hoffman(8)	7,868		*
Raymond M. Sidney(9)	7,868		*
General James T. Conway	—	—
James Walton	—	—
All Executive Officers and Directors as a Group (11 Persons):	328,778	2.92%

*	Less than 1%

(1)	Based on 11,357,806 shares of Common Stock issued and outstanding as of May___, 2017. Shares of Common Stock subject to options or warrants currently exercisable or exercisable within sixty (60) days are deemed outstanding for purposes of computing the percentage of the person holding such options or warrants, but are not deemed outstanding for purposes of computing the percentage of any other person.

(2)	Includes 211,974 shares of Common Stock and 2,288 shares of Common Stock underlying options and warrants that are presently exercisable and held directly by Mr. Schmitt, and 8,628 shares of Common Stock and 1,768 shares of Common Stock underlying options and warrants that are presently exercisable and beneficially owned through MB Technology Holdings, LLC (“MBTH”). Mr. Schmitt has a direct 36.84% ownership interest in MBTH. In addition, Mr. Schmitt, through his employment agreement as Chief Executive Officer of MBTH, has been granted an option to purchase MBTH shares sufficient to give him five percent (5%) of the equity ownership of MBTH shares, based on MBTH’s total capitalization as of the date of execution of his employment agreement with MBTH and fully diluted to incorporate all shares issued and amounts paid in the exercise of such options.

(3)	Includes 15,087 shares of Common Stock and 123 shares of Common Stock underlying options and warrants that are presently exercisable, beneficially owned through Branton Partners, LLC, of which various family entities, including Mr. Branton’s spouse, children and trusts for the benefit of Mr. Branton’s children, beneficially own 100%, 12 shares of Common Stock beneficially owned through Mooers Branton and Company (“MBC”), of which Mr. Branton is a 20% owner, and 8,628 shares of Common Stock and 1,768 shares of Common Stock underlying options and warrants that are presently exercisable, beneficially owned through MBTH. Mr. Branton beneficially holds 20% of the issued share capital of MB Merchant Group, LLC (“MBMG”), which has a 45.85% ownership interest in MBTH.

(4)	Includes 17,808 shares of Common Stock and 5 shares of Common Stock underlying options and warrants that are presently exercisable. Includes 10 shares of Common Stock owned by Mr. Coleman’s wife.

(5)	Includes 7 shares of Common Stock.

(6)	Includes 7,872 shares of Common Stock.

(7)	Includes 51,666 shares of Common Stock. Mr. Mooers’ family entities and trusts for the benefit of his and his wife’s children hold 80% of the share capital of MBMG and MBC. MBTH owns 8,628 shares of Common Stock and 1,768 shares of Common Stock underlying options that are presently exercisable. MBMG owns 45.85% of MBTH. MBC directly owns 12 shares of Common Stock.

(8)	Includes 7,868 shares of Common Stock.

(9)	Includes 7,868 shares of Common Stock.

ELECTION OF DIRECTORS
(Proposal No. 1)

The following individuals have been nominated as members of our Board, each to serve until the 2018 Annual Meeting of Stockholders, until their successors are elected and qualified or until their earlier resignation or removal. Pursuant to Delaware law and our Bylaws, directors are to be elected by a plurality of the votes of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. This means that the seven (7) candidates receiving the highest number of affirmative votes at the Annual Meeting will be elected as directors. Only shares that are voted in favor of a particular nominee will be counted toward that nominee’s achievement of a plurality. Proxies cannot be voted for a greater number of persons than the number of nominees named or for persons other than the named nominees.

Following is information about each nominee, including biographical data for at least the last five (5) years. Should one or more of these nominees become unavailable to accept nomination or election as a director, the individuals named as proxies on the enclosed proxy card will vote the shares that they represent for the election of such other persons as the Board may recommend, unless the Board reduces the number of directors. We have no reason to believe that any nominee will be unable or unwilling to serve if elected as a director.

Name of Director	Age	Director Since
George F. Schmitt	73	February 4, 2011
John C. Coleman	63	January 19, 2011
Gary Cuccio	71	July 18, 2013
Kenneth Hoffman	61	July 18, 2013
Richard L. Mooers	53	February 4, 2004
Raymond M. Sidney	46	July 18, 2013
General James T. Conway	69	January 6, 2015

George F. Schmitt, Executive Chairman of the Board, Director and Chief Executive Officer

Mr. Schmitt has over 40 years of broad telecom experience in wireless and wireline companies and has built wireless networks in a dozen countries. He is a major investor in the Company through his personal holdings and through his holdings in MBTH and became Executive Chairman of the Board on July 19, 2013 while previously serving as a director of the Company since February 4, 2011. Mr. Schmitt has been the Chief Executive Officer of the Company since February 12, 2015. He also previously served as the Chief Executive Officer of MBTH from December 2010 through December 2013. Mr. Schmitt currently sits on the board of directors of SecureAlert, Culient, and the California Thoroughbred Breeders Association. Mr. Schmitt previously served as a director of TeleAtlas, Objective Systems Integrators, Omnipoint and LHS Group. Mr. Schmitt is a principal of Sierra Sunset II, LLC and served as a former Trustee of St. Mary’s College. In addition, Mr. Schmitt has served as a director of many privately held companies including Voice Objects, Knowledge Adventure, Jungo and Cybergate, among others. Mr. Schmitt has also served as Financial Vice President of Pacific Telesis and chaired the Audit Committees of Objective Systems Integrations and TeleATLAS. Mr. Schmitt received an M.S. in Management from Stanford University, where he was a Sloan Fellow, and a B.A. in Political Science from Saint Mary’s College.

Mr. Schmitt was selected to serve on our Board based on his extensive experience with technology and networking companies and broad experience in the telecommunications industry and his status as a significant investor in our company.

John C. Coleman, President of Federal and Expeditionary Business Division and Director

Mr. Coleman brings to us 35 years of combined experience in expeditionary operations from both government service and the private sector. Since February 2015, Mr. Coleman has served as the President for our Federal and Expeditionary Business Division. From June 2010 to February 2015, he served as the Chief Executive Officer and Chief Operating Officer of the Company. From January 2009 to June 2012, he was the Chief Executive Officer of Joint Command and Control Consulting (JC3), a consulting services firm he founded that is focused on the development, integration, and delivery of mature and emerging technologies in support of expeditionary operations, particularly as related to command, control, and communications. In conjunction with its strategic partners, JC3 provides C4ISR-related systems, service, training, and support to expeditionary responders, both civil and military. He also served as a Vice-President of Hunter Defense Technology, a position he held from July 2006 to December 2008. In the 30 years preceding private sector employment, Mr. Coleman served the United States as a U.S. Marine Officer. Defining the character of his service upon retirement, Mr. Coleman was awarded the nation’s Distinguished Service Medal, an honor very rarely and only under exceptional circumstance bestowed to Marines below the rank of General Officer. He retired from the U.S. Marine Corp as a Colonel. He possesses top secret clearance which gives him access to several of our major markets.

Mr. Coleman was selected to serve on our Board based on his significant experience with the military and military operations.

Gary Cuccio, Director

Gary Cuccio has over 35 years of broad operating experience in wireless, software, engineering, operations, sales and marketing. Mr. Cuccio currently serves as Chairman of Openet Telecom Ltd. Based in Dublin, Ireland, Openet Telecom is a venture-backed software company providing IP mediation to leading Telco companies on a global basis. Mr. Cuccio also serves on the board of mBlox as the chairman of its audit committee. mBlox is a venture-backed startup providing a service bureau for SMS messages in the wireless space. Headquartered in London, England, and Sunnyvale, California, mBlox operates in Europe, the U.S. and Asia. Previously, Mr. Cuccio was Chief Executive Officer of ATG, a CLEC based in California, Oregon, and Washington. Prior to ATG, Mr. Cuccio was Chief Executive Officer of LHS group (Nasdaq: LHSG), a Telco billing software supplier. LHS was acquired by Sema, a French software company, in the third quarter of 2000 for $6.8 billion. Mr. Cuccio was also Chief Operating Officer of Omnipoint, a PCS mobile wireless carrier. Mr. Cuccio’s experience also includes several positions held at Airtouch, most notably Vice President of Operations for Europe, Vice President, Asia and President of Airtouch Paging. The company was merged with Vodafone in 1999. He has also served as chairman of the board and audit committee chairman of privately held companies and has helped sell and merge several public and privately held companies. Mr. Cuccio started his career with over 27 years at Pacific Tel in Operations, Engineering, Customer Service and Sales & Marketing, ending his tenure there as VP/General Manager.

Mr. Cuccio received his AMP from Harvard University, his MBA from St. Mary’s College and his BA in Political Science from California State University Los Angeles.

Mr. Cuccio was selected to serve on our Board based on his 45 years of experience with technology and communications companies as well as his financial and audit committee background. Mr. Cuccio qualifies as an “audit committee financial expert” within the meaning of the SEC regulations.

Kenneth Hoffman, Director

Mr. Hoffman joined the Company in August 2010 as an advisor. Ken Hoffman is Vice President of Regulatory Affairs for Florida Power & Light Company (“FPL”), the rate-regulated subsidiary of NextEra Energy, Inc. (NYSE: NEE), one of the nation’s leading electricity-related services companies. He is responsible for providing assistance in the management and oversight of FPL’s regulatory activities before state regulators and the state legislature on energy matters. Mr. Hoffman joined FPL in 2008 after a successful career in private law practice specializing in the representation of public utilities and telecommunications companies before the Florida Public Service Commission, the Florida Legislature and the Florida courts. He has over 25 years of experience representing various types of telecommunications carriers including wireless before regulatory and legislative bodies. His expertise in regulatory proceedings in Florida will be helpful as we grow and face potential regulatory actions. Prior to joining FPL, he was a shareholder at Rutledge Ecenia Purnell & Hoffman, PA, in Tallahassee, Florida for 14 years.

Mr. Hoffman was selected to serve on our Board based on his extensive experience in the utility industry, a key industry segment to utilize our products and services.

Richard L. Mooers, Director

Richard Mooers has been involved in telecommunications activities for over 20 years and has significant expertise in accounting, risk management, and controls. For the past 11 years, he has served in a variety of positions with our company since its founding in August 2002. Mr. Mooers served as our Executive Chairman of the Board from inception until July 19, 2013 and continues to serve as a director of the Company, a position he has held from inception. He also serves as Chairman, Chief Executive Officer and Director of MBTH, a company he co-founded with Roger Branton and George Schmitt in 2010. Mr. Mooers graduated summa cum laude from the University of Maine, with a Bachelor of Science degree in business administration in 1985. He remains one of the major investors in the Company.

Mr. Mooers was selected to serve on our Board based on his extensive experience with technology and telecommunications companies, including as a founder, executive and investor.

Raymond M. Sidney, Director

Dr. Sidney has established several real estate investment ventures and been involved with a number of companies, including Covia Labs, Hemedex, Edison2 and Commuter Cars as an investor, board member or advisor. He also serves on the Vision Circle of the X PRIZE Foundation. Prior to this, Dr. Sidney was the second software engineer hired at Google, Inc. Dr. Sidney previously worked as a security expert and software engineer at RSA Labs and D.E. Shaw & Co., among other companies. He provided the implementation expertise for RC6, RSA’s candidate cipher for NIST’s quest for AES, a successor to the Data Encryption Standard. Dr. Sidney attended Caltech and Harvard, and he received a bachelor’s degree in mathematics from Harvard in 1991. He then entered the graduate program in mathematics at MIT, where he specialized in cryptography and received a PhD in 1995. His higher mathematics knowledge will be helpful to our development team. Dr. Sidney’s business experience includes running and investing in startups through his venture capital company, Big George Ventures. In addition, he is active in many educational and environmental undertakings in the Lake Tahoe area.

Mr. Sidney was selected to serve on our Board based on his extensive experience with technology companies and broad experience in the venture capital industry.

General James T. Conway, Director

General Conway retired from active military duty in 2010. Since retiring, General Conway has consulted for several corporate and non-profit boards, including Textron Inc., Colt Defense and General Dynamics. General Conway also co-chairs the Energy Security Leadership Council, a non-partisan energy policy think tank. Prior to his retirement, General Conway served as the 34th Commandant of the U.S. Marine Corps for four years. Prior to becoming Commandant, General Conway served for four years on the Joint Chiefs of Staff as Senior Operations Officer in the U.S. military, where he oversaw the war efforts in Iraq and Afghanistan. As a member of the Joint Chiefs of Staff, General Conway functioned as a military advisor to the Secretary of Defense, the National Security Council, and the President.

General Conway was selected to serve on our Board based on his significant experience assessing and implementing military technology operations.

Vote Required and Recommendation

Our Certificate of Incorporation, as amended, does not authorize cumulative voting. Delaware law and our Bylaws provide that directors are to be elected by a plurality of the votes of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. This means that the seven (7) candidates receiving the highest number of affirmative votes at the Annual Meeting will be elected as directors. Only shares that are voted in favor of a particular nominee will be counted toward that nominee’s achievement of a plurality. Shares present at the Annual Meeting that are not voted for a particular nominee or shares present by proxy where the stockholder properly withheld authority to vote for such nominee will not be counted toward that nominee’s achievement of a plurality.

At the Annual Meeting a vote will be taken on a proposal to approve the election of the seven (7) director nominees.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE FOR THE ELECTION OF THE SEVEN (7) DIRECTOR NOMINEES.

CORPORATE GOVERNANCE

Board of Directors

The Board oversees our business affairs and monitors the performance of our management. In accordance with our corporate governance principles, the Board does not involve itself in day-to-day operations. The directors keep themselves informed through discussions with the Chief Executive Officer, other key executives and by reading the reports and other materials sent to them and by participating in Board and committee meetings. Our directors hold office until the next Annual Meeting of Stockholders and until their successors are elected and qualified or until their earlier resignation or removal, or if for some other reason they are unable to serve in the capacity of director.

Our Board currently consists of seven (7) members: Richard L. Mooers, John C. Coleman, Gary Cuccio, Kenneth Hoffman, George F. Schmitt, Raymond M. Sidney and General James T. Conway. All of our directors will serve until our next Annual Meeting of Stockholders and until their successors are duly elected and qualified.

Director Independence

As we are listed on the Nasdaq Capital Market, our determination of independence of directors is made using the definition of “independent director” contained in Rule 5605(a)(2) of the Marketplace Rules of the Nasdaq Stock Market. Our Board affirmatively determined that Gary Cuccio, Kenneth Hoffman, General James T. Conway, and Raymond Sidney are “independent” directors, as that term is defined in the Marketplace Rules of the Nasdaq Stock Market.

Board Meetings and Attendance

During fiscal year 2016, the Board held nine (9) physical and telephonic meetings. No incumbent director attended, either in person or via telephone, fewer than 50% of the aggregate of all meetings of the Board, for which at the time of the meeting they were a member of the Board. The Board also approved certain actions by unanimous written consent.

Annual Meeting Attendance

The Company held its 2016 Annual Meeting of Stockholders on June 9, 2016, which was attended by two (2) of our then current directors.

Stockholder Communications with the Board

Stockholders wishing to communicate with the Board, the non-management directors, or with an individual Board member may do so by writing to the Board, to the non-management directors, or to the particular Board member, and mailing the correspondence to: c/o George Schmitt, Chief Executive Officer, xG Technology, Inc., 7771 West Oakland Park Blvd., Suite 231, Sunrise, Florida 33351. The envelope should indicate that it contains a stockholder communication. All such stockholder communications will be forwarded to the director or directors to whom the communications are addressed.

Board Committees

Our Board has an Audit Committee, a Compensation Committee and a Governance and Nominations Committee. Each committee has a charter, which is available on our website at www.xgtechnology.com. Information contained on our website is not incorporated herein by reference. Each of the board committees has the composition and responsibilities described below. As of May___, 2017, the members of these committees are:

Audit Committee	Compensation Committee	Governance and Nominations Committee
Gary Cuccio*	Gary Cuccio	Gary Cuccio
Kenneth Hoffman	Kenneth Hoffman	Kenneth Hoffman*
General James T. Conway	Raymond Sidney	Raymond Sidney
	General James T. Conway*	General James T. Conway

*	Denotes Chairman of Committee.

Audit Committee

We have an Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The members of our Audit Committee are Gary Cuccio, Kenneth Hoffman and General James T. Conway. Each of these committee members is “independent” within the meaning of Rule 10A-3 under the Exchange Act and the Marketplace Rules of the Nasdaq Stock Market. Our Board has determined that Gary Cuccio shall serve as the “audit committee financial expert”, as such term is defined in Item 407(d)(5) of Regulation S-K. Gary Cuccio currently serves as Chairman of the Audit Committee of mBlox, Inc. and Openet Telecom Ltd. In the past he also served on the Audit Committee of Objective Systems Integration, Inc. and Affinity Internet, Inc. Gary Cuccio serves as Chairman of our Audit Committee.

The Audit Committee oversees our accounting and financial reporting processes and oversees the audit of our financial statements and the effectiveness of our internal control over financial reporting. The specific functions of the Audit Committee include:

•	Selecting and recommending to our Board the appointment of an independent registered public accounting firm and overseeing the engagement of such firm;

•	Approving the fees to be paid to the independent registered public accounting firm;

•	Helping to ensure the independence of our independent registered public accounting firm;

•	Overseeing the integrity of our financial statements;

•	Preparing an audit committee report as required by the SEC to be included in our annual proxy statement;

•	Reviewing major changes to our auditing and accounting principles and practices as suggested by our Company’s independent registered public accounting firm, internal auditors (if any) or management;

•	Reviewing and approving all related party transactions; and

•	Overseeing our compliance with legal and regulatory requirements.

In 2016, the Audit Committee held six (6) physical and telephonic meetings, at each of which two (2) members of the then current Audit Committee were present.

The Audit Committee’s charter is attached as Appendix A to this Company’s proxy statement.

Compensation Committee

The members of our Compensation Committee are Gary Cuccio, Kenneth Hoffman, Raymond Sidney and General James T. Conway. Each such member is “independent” within the meaning of the Marketplace Rules of the Nasdaq Stock Market. In addition, each member of our Compensation Committee qualifies as a “non-employee director” under Rule 16b-3 of the Exchange Act. Our Compensation Committee assists the Board in the discharge of its responsibilities relating to the compensation of the members of the Board and our executive officers. General James T. Conway serves as Chairman of our Compensation Committee.

The Compensation Committee’s compensation-related responsibilities include:

•	Assisting our Board in developing and evaluating potential candidates for executive positions and overseeing the development of executive succession plans;

•	Reviewing and approving on an annual basis the corporate goals and objectives with respect to compensation for our Chief Executive Officer;

•	Reviewing, approving and recommending to our Board on an annual basis the evaluation process and compensation structure for our other executive officers;

•	Providing oversight of management’s decisions concerning the performance and compensation of other company officers, employees, consultants and advisors;

•	Reviewing our incentive compensation and other stock-based plans and recommending changes in such plans to our Board as needed, and exercising all the authority of our Board with respect to the administration of such plans;

•	Reviewing and recommending to our Board the compensation of independent directors, including incentive and equity-based compensation; and

•	Selecting, retaining and terminating such compensation consultants, outside counsel and other advisors as it deems necessary or appropriate.

In 2016, the Compensation Committee held two (2) physical and telephonic meetings, at each of which two (2) members of the then current Compensation Committee were present.

The Compensation Committee’s charter is attached as Appendix B to this proxy statement.

Governance and Nominations Committee

The members of our Governance and Nominations Committee are Gary Cuccio, Kenneth Hoffman, Raymond Sidney and General James T. Conway. Each such member is “independent” within the meaning of the Marketplace Rules of the Nasdaq Stock Market. The purpose of the Governance and Nominations Committee is to recommend to the Board nominees for election as directors and persons to be elected to fill any vacancies on the Board, develop and recommend a set of corporate governance principles and oversee the performance of the Board. Kenneth Hoffman serves as chairman of our Governance and Nominations Committee.

The Governance and Nominations Committee’s responsibilities include:

•	Selecting director nominees. The Governance and Nominations Committee recommends to the Board nominees for election as directors at any meeting of stockholders and nominees to fill vacancies on the Board. The Governance and Nominations Committee will consider candidates proposed by stockholders and will apply the same criteria and follow substantially the same process in considering such candidates as it does when considering other candidates. The Governance and Nominations Committee may adopt, in its discretion, separate procedures regarding director candidates proposed by our stockholders. Director recommendations by stockholders must be in writing, include a resume of the candidate’s business and personal background and include a signed consent that the candidate would be willing to be considered as a nominee to the Board and, if elected, would serve. Such recommendation must be sent to the Company’s Secretary at the Company’s executive offices. When it seeks nominees for directors, our Governance and Nominations Committee takes into account a variety of factors including (a) ensuring that the Board, as a whole, is diverse and consists of individuals with varied and relevant career experience, relevant technical skills, industry knowledge and experience, financial expertise (including expertise that could qualify a director as a “financial expert”, as that term is defined by the rules of the SEC), local or community ties and (b) minimum individual qualifications, including strength of character, mature judgment, familiarity with the Company’s business and industry, independence of thought and an ability to work collegially. The Company is of the view that the continuing service of qualified incumbents promotes stability and continuity in the board room, contributing to the ability of the Board to work as a collective body, while giving the Company the benefit of the familiarity and insight into the Company’s affairs that its directors have accumulated during their tenure. Accordingly, the process of the Governance and Nominations Committee for identifying nominees reflects the Company’s practice of re-nominating incumbent directors who continue to satisfy the committee’s criteria for membership on the Board whom the committee believes continue to make important contributions to the Board and who consent to continue their service on the Board. The Board has not adopted a formal policy with respect to its consideration of diversity and does not follow any ratio or formula to determine the appropriate mix; rather, it uses its judgment to identify nominees whose backgrounds, attributes and experiences, taken as a whole, will contribute to the high standards of board service. The Governance and Nominations Committee may adopt, and periodically review and revise as it deems appropriate, procedures regarding director candidates proposed by stockholders;

•	Reviewing requisite skills and criteria for new Board members and Board composition. The Governance and Nominations Committee reviews with the entire Board, on an annual basis, the requisite skills and criteria for Board candidates and the composition of the Board as a whole;

•	Hiring of search firms to identify director nominees. The Governance and Nominations Committee has the authority to retain search firms to assist in identifying Board candidates, approve the terms of the search firm’s engagement, and cause the Company to pay the engaged search firm’s engagement fee;

•	Selection of committee members. The Governance and Nominations Committee recommends to the Board on an annual basis the directors to be appointed to each committee of the Board;

•	Evaluation of the Board. The Governance and Nominations Committee will oversee an annual self-evaluation of the Board and its committees to determine whether it and its committees are functioning effectively;

•	Development of corporate governance guidelines. The Governance and Nominations Committee will develop and recommend to the Board a set of corporate governance guidelines applicable to the Company.

The Governance and Nominations Committee may delegate any of its responsibilities to subcommittees as it deems appropriate. The Governance and Nominations Committee is authorized to retain independent legal and other advisors and conduct or authorize investigations into any matter within the scope of its duties.

In 2016, the Governance and Nominations Committee held one (1) telephonic meeting, at which four (4) members of the then current Governance and Nominations Committee were present.

The Governance and Nominations Committee’s charter is attached as Appendix C to this proxy statement.

Family Relationships

There are no relationships between any of the officers or directors of the Company.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past ten (10) years:

•	Been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

•	Had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two (2) years prior to that time;

•	Been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

•	Been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

•	Been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

•	Been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Except as set forth in our discussion below in “Certain Relationships and Related Transactions,” none of our directors or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

Leadership Structure of the Board

The Board does not currently have a policy on whether the same person should serve as both the Chief Executive Officer and Chairman of the Board or, if the roles are separate, whether the Chairman of the Board should be selected from the non-employee directors or should be an employee. The Board believes that it should have the flexibility to make these determinations at any given point in time in the way that it believes best to provide appropriate leadership for the Company at that time. Our current Chairman of the Board, Mr. George F. Schmitt, also serves as our Chief Executive Officer.

Risk Oversight

The Board oversees risk management directly and through its committees associated with their respective subject matter areas. Generally, the Board oversees risks that may affect the business of the Company as a whole, including operational matters. The Audit Committee is responsible for oversight of the Company’s accounting and financial reporting processes and also discusses with management the Company’s financial statements, internal controls and other accounting and related matters. The Compensation Committee oversees certain risks related to compensation programs and the Governance and Nominations Committee oversees certain corporate governance risks. As part of their roles in overseeing risk management, these committees periodically report to the Board regarding briefings provided by management and advisors as well as the committees’ own analysis and conclusions regarding certain risks faced by the Company. Management is responsible for implementing the risk management strategy and developing policies, controls, processes and procedures to identify and manage risks.

Code of Ethics

The Board has adopted a Code of Business Ethics and Conduct (the “Code of Conduct”) which constitutes a “code of ethics” as defined by applicable SEC rules and a “code of conduct” as defined by applicable rules of the Nasdaq Stock Market. We require all employees, directors and officers, including our principal executive officer and principal financial officer, to adhere to the Code of Conduct in addressing legal and ethical issues encountered in conducting their work. The Code of Conduct requires that these individuals avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner and otherwise act with integrity. The Code of Conduct contains additional provisions that apply specifically to our Chief Executive Officer, Chief Financial Officer and other finance department personnel with respect to accurate reporting. The Code of Conduct is available on our website at www.xgtechnology.com. The Company will post any amendments to the Code of Conduct, as well as any waivers that are required to be disclosed by the rules of the SEC on such website. Information contained on our website is not a part of, and is not incorporated into, this proxy statement, and the inclusion of our website address in this proxy statement is an inactive textual reference only.

DIRECTOR COMPENSATION FOR FISCAL YEAR 2016

The Company compensates our non-employee directors on a negotiated basis including expenses for their service. Each of these directors received compensation in the amount of $15,000 annually payable quarterly or the same value in shares of the Company, based on the director’s determination. In addition, they received awards of 12 options in September 2012 with a strike price of $18,900 and 9 options in November 2013 with a strike price of $1,956. Each award has a vesting schedule of one-third vesting each year on the anniversary date over three (3) years. On June 1, 2015, the directors each received awards of 13 options with a strike price of $300. This award has a vesting schedule of 50% vesting each year on the anniversary date over two (2) years. No options were issued in 2016. The table below summarizes the compensation earned by our independent directors for the fiscal year ended December 31, 2016.

Name	Fees earned or paid in cash ($)	Stock Awards ($)	Option Awards ($)(1)	Non-equity incentive plan compensation ($)	Change in pension value and nonqualified deferred compensation earnings ($)	All Other Compensation ($)	Total ($)
Gary Cuccio	0	15,000	1,707	0	0	0	16,707
Kenneth Hoffman	0	15,000	1,707	0	0	0	16,707
Raymond Sidney	0	15,000	1,707	0	0	0	16,707
General James T. Conway	15,000	0	1,707	0	0	0	16,707

(1)	Amounts relate to grants of stock options made under the 2013 Stock Incentive Plan. With respect to each stock option grant, the amounts disclosed generally reflect the grant date fair value computed in accordance with FASB ASC Topic 718 “Stock Compensation.”

INFORMATION ABOUT OUR EXECUTIVE OFFICERS

Our executive officers are:

Name	Age	Position
George F. Schmitt	73	Chief Executive Officer
Roger G. Branton	50	Chief Financial Officer
Belinda Marino	57	Secretary
John C. Coleman	63	President of Federal and Expeditionary Business Division
John Payne IV	47	President of the IMT Division
James Walton	37	President of IMT Ltd.

Biographical information about George F. Schmitt and John C. Coleman appears on page 5 above.

Roger G. Branton, Chief Financial Officer

Mr. Branton serves as Chief Financial Officer of the Company. and together with Richard Mooers co-founded the Company in August 2002. He also serves in similar capacities at MBTH, a company he co-founded with Richard Mooers and George Schmitt in 2010. Mr. Branton graduated from West Chester University in Pennsylvania with a Bachelor of Science degree in accounting in 1989. He trained as a certified public accountant until 1992 and then worked at an investment/merchant bank which specialized in the technology, agriculture, and environmental industries, where his duties included acting as interim chief financial officer for several companies within its investment portfolio. In 1997, Mr. Branton co-founded Mooers Branton & Company, an international merchant bank which provides early-stage financing to emerging businesses in the technology, hospitality, and real estate sectors.

Belinda Marino, Secretary

Mrs. Marino has served as Secretary since August 2013. Mrs. Marino is also an employee of the Company serving as the Director of Human Resources since 2006. In addition to the above, Mrs. Marino has ongoing responsibilities for functions that include corporate banking activities and corporate governance. Mrs. Marino earned a PHR (Professional in Human Resources) Certificate from the HR Certification Institute in 2009.

John Payne IV, President of the IMT Division

Mr. Payne has served as President of the IMT Division since January 29, 2016. Mr. Payne was previously the Chief Technology Officer and VP of Engineering from February 2012 to January 2015, and in January 2015 became Chief Operating Officer of IMT through January 2016 while continuing as Chief Technology Officer. From August 2010 through March 2012, Mr. Payne was the Vice President of Technology for IMT, a Vitec Group company. From 1996 through August 2010, Mr. Payne worked for Nucomm, Inc. in various positions, including as Vice President of Engineering. Mr. Payne holds several patents in the area of wireless communications and is considered an industry expert in the wireless video communication industry related to broadcast television and military and civil manned and unmanned systems. Mr. Payne has a Master of Science in communication systems from the University of Southern California and a Bachelor of Science in engineering from the Rochester Institute of Technology.

James Walton, President of IMT Ltd.

On February 16, 2017, Mr. Walton was appointed to serve as our President of IMT Ltd., a new entity created by our acquisition of the Vislink Communications Systems division (“VCS”). From 2012 to February 2017, Mr. Walton was employed at Vislink International Limited, originally serving as Chief Financial Officer, becoming Chief Operating Officer in January 2015 and then Chief Executive Officer in July 2016. Prior to Vislink International Limited, Mr. Walton was employed at Atex Group Limited, a private equity-backed software company, serving as Assistant Group Financial Controller from May 2007 to November 2008, Group Financial Controller from November 2008 to August 2011, and Vice President and Global Finance Director from August 2011 to October 2012. From February 2006 to May 2007, Mr. Walton was employed at Hutchinson 3G UK Limited, a cellular network provider in Europe. From February 2005 to February 2006, Mr. Walton served as Assistant Manager at KPMG, a large accounting and auditing firm. Mr. Walton earned a bachelor’s degree in biochemistry from Newcastle University in 2001, and has been a member of the Institute of Chartered Accountants in England and Wales (ICAEW) since 2004.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Base Salary

We provide base salary as a fixed source of compensation for our executive officers, allowing them a degree of certainty when having a meaningful portion of their compensation “at risk” in the form of equity awards covering the shares of a company for whose shares there has been limited liquidity to date. The Board recognizes the importance of base salaries as an element of compensation that helps to attract highly qualified executive talent.

Base salaries for our executive officers were established primarily based on individual negotiations with the executive officers when they joined us and reflect the scope of their anticipated responsibilities, the individual experience they bring, the Board’s experience and knowledge in compensating similarly situated individuals at other companies, our then-current cash constraints, and a general sense of internal pay equity among our executive officers.

The Board does not apply specific formulas in determining base salary increases. In determining base salaries for 2015 and 2016 for our continuing Named Executive Officers, no adjustments were made to the base salaries of any of our Named Executive Officers, except for James Woodyatt, as the Board or Compensation Committee determined, in their independent judgment and without reliance on any survey data, that existing base salaries, taken together with other elements of compensation, provided sufficient fixed compensation for retention purposes.

Cash Bonuses or Bonuses Paid in Shares

Prior to our initial public offering, our employees, including our executive officers, were eligible to earn discretionary performance bonuses based on individual performance. The amount of individual bonus earned was determined in a subjective manner, without specific weightings or a formula. In 2012 and 2013, we set targets for the award of corporate performance-related bonuses.

We did not set any targets for the award of corporate performance-related bonuses for 2015 and 2016.

Equity Compensation

As a majority-held company, we have historically used options as the principal component of our executive compensation program. Consistent with our compensation objectives, we believe this approach has allowed us to attract and retain key talent and aligned our executive team’s contributions with the long-term interests of the Company and our stockholders. We grant stock options with an exercise price not less than the fair market value of our Common Stock on the date of grant, so these options will have value to our executive officers only if the fair market value of our Common Stock increases after the date of grant and the date of vesting. Typically, stock options granted to our executive officers vest over three (3) years.

In addition, our Board has approved certain executive grants of options containing accelerated vesting provisions upon an involuntary termination (both termination without cause and resignation for good reason) as well as upon certain material change in control transactions. Our Board believes these accelerated vesting provisions reflect current market practices, based on the collective knowledge and experiences of our Board members (and without reference to specific peer group data), and allow us to attract and retain highly qualified executive officers. In addition, we believe these accelerated vesting provisions will allow our executive officers to focus on closing a transaction that may be in the best interest of our stockholders even though the transaction may otherwise result in a termination of their employment and, absent such accelerated vesting, a forfeiture of their unvested equity awards. Additional information regarding accelerated vesting prior to, upon or following a change in control is discussed below under “— Potential Payments Upon Termination or Change in Control.”

In determining the form, size and material terms of executive equity awards, our Board customarily considered, among other things, individual negotiations with the executive officers at their time of hire, the executive officer’s total compensation opportunity, the need to create a meaningful opportunity for reward predicated on the creation of long-term stockholder value, internal pay equity as among our executive officers, notable performance accomplishments, adjustments to duties and the retention implications of existing grants.

Our Board made the equity grants to our executive officers in 2016 and 2015 as set forth below. In determining the size of the equity grants, our Board generally considered the Chief Executive Officer’s recommendations, the executive officer’s existing equity award holdings (including the unvested portion of such awards), internal pay equity, our retention and incentive goals, and, as applicable, negotiations with the executive at the time of his hiring.

Summary Compensation Table for Fiscal Years 2016 and 2015:

The following table summarizes information regarding the compensation awarded to, earned by or paid to, our Executive Chairman of the Board, Chief Executive Officer, Chief Financial Officer and our two other most highly compensated executive officers during fiscal year 2016 and 2015. We refer to these individuals, namely, George F. Schmitt, Roger G. Branton, John C. Coleman and James Woodyatt, as our named executive officers (“Named Executive Officers”) in this proxy statement.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($)	Non-qualified Deferred Compensation Earnings ($)	All Other Compensation ($) (2)	Total ($)
George F. Schmitt, Executive Chairman (3)	2016	300,000	0	0	12,924	—	—	0	312,924
	2015	187,500	0	0	26,636	—	—	694	214,830
John C. Coleman, President, Federal	2016	250,000	0	0	12,924	—	—	36,675	299,599
	2015	250,000	0	0	26,636	—	—	36,672	313,308
Roger G. Branton, Chief Financial Officer	2016	240,000	0	0	12,924	—	—	12,270	265,194
	2015	240,000	0	0	26,636	—	—	11,154	277,790
James Woodyatt, President(4)	2016	169,454	0	0	12,924	—	—	9,044	191,422
	2015	210,000	0	0	26,636	—	—	10,817	247,453

(1)	Amounts relate to grants of stock options made under the 2013 Stock Incentive Plan. With respect to each stock option grant, the amounts disclosed generally reflect the grant date fair value computed in accordance with FASB ASC Topic 718 “Stock Compensation”.

(2)	Includes employer-paid insurance and, for Mr. Coleman, a housing allowance.

(3)	Mr. Schmitt became Executive Chairman of the Board on July 19, 2013. On February 17, 2015, the Board appointed Mr. Schmitt to the role of Chief Executive Officer.

(4)	Mr. Woodyatt resigned as President of the Company as of September 30, 2016.

Employment Agreements

Following our acquisition of VCS on February 2, 2017, the Company assumed all of the rights and obligations of James Walton’s Service Agreement with Vislink International Limited, dated October 19, 2015 (the “Walton Employment Agreement”). The Walton Employment Agreement provides for an indefinite term unless terminated by Mr. Walton or the Company. Pursuant to the terms of the Walton Employment Agreement, the Company will pay Mr. Walton an annual base salary, which currently is £160,000, subject to annual review. Mr. Walton is eligible for a targeted cash bonus based upon various performance standards. Mr. Walton is also entitled to reimbursement for certain work-related expenses incurred by him, as well as certain insurance benefits.

The Walton Employment Agreement may be terminated either by him or by the Company upon the delivery of six months’ prior written notice. The Company may terminate Mr. Walton’s employment for cause or without cause with prior written notice, or upon the payment of certain compensation by the Company to Mr. Walton in lieu of prior written notice.

Other Compensation

Post-Employment Compensation

In hiring our executive officers, we recognized that many of our desired candidates were leaving the security of employment with more mature companies where they had existing severance and change of control compensation rights. Accordingly, we sought to develop compensation packages that could attract qualified candidates to fill our most critical positions. At the same time, we were sensitive to the need to integrate new executive officers into our existing executive compensation structure. We believe these equity acceleration provisions will help our executive officers maintain continued focus and dedication to their responsibilities to help maximize stockholder value if there is a potential transaction that could involve a change in control of the Company and a potential for the termination of their employment.

All of our executive officers are employees-at-will except James Walton, our President of IMT Ltd., who has an employment agreement with an indefinite term. For a summary of the material terms and conditions of these employment agreements, see “Employment Agreements”.

Employee Benefits

We provide standard health, dental, vision, life and disability insurance benefits to our executive officers, on the same terms and conditions as provided to all other eligible employees. Our executive officers may also participate in our broad-based 401(k) plan, which currently does not include a company match or discretionary contribution. We believe these benefits are consistent with the broad based employee benefits provided at the companies with whom we compete for talent and therefore are important to attracting and retaining qualified employees.

Equity Granting Policies

•	We encourage our Named Executive Officers to hold a significant equity interest in the Company, but have not set specific ownership guidelines.

•	While our Board has delegated authority to our Compensation Committee to grant equity awards to executive officers, all equity awards previously granted to our executive officers have been granted by our full Board.

Other than as described above, there were no post-employment compensation, pension or nonqualified deferred compensation benefits earned by the executive officers during the year ended December 31, 2016. We do not have any retirement, pension, or profit-sharing programs for the benefit of our directors, officers or other employees. The Board may recommend adoption of one or more such programs in the future.

Outstanding Equity Awards at 2016 Fiscal Year End

As of December 31, 2016, there were no outstanding stock options held by our Named Executive Officers. In addition, on February 16, 2017, the Board approved the cancellation of all outstanding stock options of the Company as the stock options were all out of the money.

Equity Compensation Plan Information as of December 31, 2016

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options	Weighted Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (excluding securities reflected in column (a)) (5)
	(a)	(b)	(c)
Equity compensation plans approved by security holders (1)	—	$—	1,140,978	(5)
Equity compensation plans approved by security holders (2)	—	—	1,739,710	(5)
Equity compensation plans approved by security holders (3)	—	—	921,475	(5)
Equity compensation plans approved by security holders (4)	—	—	2,643,695
	—	$—	6,445,858	(5)

(1)	Represents the shares authorized for issuance under the 2013 Option Plan, which was approved by the Company’s stockholders. The maximum aggregate number of shares of Common Stock that may be issued under the 2013 Option Plan, including stock options, stock awards, and stock appreciation rights is limited to 15% of the shares of Common Stock outstanding on the first trading day of any fiscal year, or 1,140,978 shares of Common Stock for fiscal year 2017.

(2)	Represents the shares authorized for issuance under the 2016 Employee Stock Purchase Plan, which was approved by the Company’s stockholders. The maximum aggregate number of shares of Common Stock that may be issued under the 2016 Employee Stock Purchase Plan is limited to $2,244,226 shares of Common Stock, which based on the closing price of our Common Stock on December 31, 2016, as listed on the Nasdaq Capital Market, was equal to 1,739,710 shares of Common Stock.

(3)	Represents the shares authorized for issuance under the 2015 Incentive Compensation Plan, which was approved by the Company’s stockholders. The maximum aggregate number of shares of Common Stock that may be issued under the 2015 Incentive Compensation Plan, including stock options and stock awards is limited to $1,188,703 of shares of Common Stock, which based on the closing price of our Common Stock on December 31, 2016, as listed on the Nasdaq Capital Market, was equal to 921,475 shares of Common Stock.

(4)	Represents the shares authorized for issuance under the 2016 Incentive Compensation Plan, which was approved by the Company’s stockholders. The maximum aggregate number of shares of Common Stock that may be issued under the 2016 Incentive Compensation Plan, including stock options and stock awards is limited to $3,410,366 of shares of Common Stock, which based on the closing price of our Common Stock on December 31, 2016, as listed on the Nasdaq Capital Market, was equal to 2,643,695 shares of Common Stock.

(5)	As of December 31, 2016. On February 16, 2017, the Board approved the cancellation of all outstanding stock options of the Company as the stock options were all out of the money.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than compensation arrangements, the following is a description of transactions to which we were a participant or will be a participant to, in which:

•	the amounts involved exceeded or will exceed the lesser of 1% of our total assets or $120,000; and

•	any of our directors, executive officers or holders of more than 5% of our capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

Our Audit Committee considers and approves or disapproves any related person transaction as required by Nasdaq Stock Market regulations.

MB Technology Holdings, LLC

Roger Branton, the Company’s Chief Financial Officer, and George Schmitt, the Company’s Chief Executive Officer and Executive Chairman of the Board, are directors of MBTH, and Richard Mooers, a director of the Company, is the Chief Executive Officer and a director of MBTH.

On April 29, 2014, the Company entered into a management agreement (the “Management Agreement”) with MB Technology Holdings, LLC (“MBTH”), pursuant to which MBTH agreed to provide certain management and financial services to the Company for a monthly fee of $25,000. The Management Agreement was effective January 1, 2014. The Company incurred fees related to the Management Agreement of $300,000 and $300,000, respectively, for the years ended December 31, 2016 and 2015.

The Company has agreed to award MBTH a 3% cash success fee if MBTH arranges financing for the Company, arranges a merger, consolidation or sale by the Company of substantially all of the assets. On February 24, 2015, MBTH invoiced the Company for $700,000 in fees associated with equity financings that had occurred through April 16, 2014 at a rate of 3% per financing less certain discounts. The Company incurred approximately $436,000 and $90,000 for fees associated with financings during the years ended December 31, 2016 and 2015, respectively. In addition, during the year ended December 31, 2016, the Board approved an additional $115,000 fee to be paid to MBTH as consideration for additional efforts provided by MBTH in connection with the Company’s financing and acquisition efforts.

On November 29, 2016, the Company and MBTH entered into an acquisition services agreement (the “M&A Services Agreement”) pursuant to which the Company engaged MBTH to provide services in connection with merger and acquisition searches, negotiating and structuring deal terms and other related services. The M&A Services Agreement incorporates by reference the terms of the Management Agreement, as well as the Company’s agreement with MBTH on January 12, 2013 to pay MBTH a 3% success fee (the “3% Success Fee”) on any financing arranged for the Company, merger or consolidation of the Company or sale by the Company of substantially all of its assets. The M&A Services Agreement has the following additional terms:

(1)	The Company will pay MBTH an acquisition fee equal to the greater of $250,000 or 8% of the total acquisition price (the ‘‘Acquisition Fee’’). Where possible, the Company will pay MBTH 50% of the Acquisition Fee at closing of a transaction, and in any case, not later than thirty (30) days following such closing, 25% of the Acquisition Fee three (3) months following such closing and 25% of the Acquisition Fee six (6) months following such closing.

(2)	In addition to any other fees, the Company will pay MBTH a due diligence fee of $250,000 only on successfully closed transactions. This due diligence fee shall be paid to MBTH as warrants to purchase shares of common stock of the Company in an amount equal to $250,000 divided by the lower of the market price of the common stock on the day of closing of the transaction or the price of equity offered to finance such acquisition. The exercise price of such warrants will be $0.01.

(3)	The Company and MBTH agreed to waive, on a case by case basis, the 3% Success Fee whenever any future Acquisition Fee is more than $1 million.

(4)	In the event the Company engages an independent, external advisor to value an acquisition and the valuation is higher than the price negotiated by MBTH on behalf of the Company, then MBTH will receive an additional fee of 5% of such gain.

(5)	MBTH has the option to convert up to 50% of its fees into shares of Common Stock, so long as the receivable remains outstanding. The conversion price will be the lower of 110% of the price of the Common Stock on the day of closing of a transaction or the price of equity securities offered in connection with any acquisition financing. If MBTH converts at least 25% of its fees, then the Company agrees to register all shares of Common Stock held by MBTH.

(6)	If MBTH’s services assist the Company in achieving forward sales of at least $50 million via acquisitions, then the Company agrees to offer MBTH a three (3) year option to acquire up to 25% of the shares of Common Stock outstanding after such issuance. The price per share of Common Stock will be 125% of the price of the Common Stock on the day the option is exercised.

On February 16, 2017, the Board amended the terms of the Block Purchase Option in the M&A Services Agreement to allow MBTH the option to acquire 25% of the fully diluted outstanding shares of Common Stock and warrants of the Company at a price of $2.10 per share and for a five-year term.

The M&A Services Agreement is effective as of November 1, 2016 and will automatically renew annually, unless earlier terminated by the Company or MBTH upon thirty (30) days’ written notice.

On March 3, 2016, our Board approved the issuance of up to $300,000 in shares of Common Stock to MBTH as compensation for financial services in connection with our acquisition of Integrated Microwave Technologies LLC (“IMT”). Such shares of Common Stock were to be issued to MBTH in an initial tranche in the amount of $150,000 on March 15, 2016 and a second tranche to MBTH of up to $150,000 in shares of Common Stock if IMT achieved certain performance goals by December 31, 2016. On August 10, 2016, the disinterested members of our Board, believing it to be in the best interest of the Company, resolved to pay the award in cash instead of shares of Common Stock. The Company accrued $150,000 in the due to related party balance owed to MBTH and paid these cash fees during 2016.

During the year ended December 31, 2016, the Company accrued an additional $90,000 for rent expense and $115,000 for additional management fees in the due to related party balance owed to MBTH.

During the year ended December 31, 2016, the Company issued 49,712 shares of Common Stock to MBTH in settlement of amounts due of $364,000. In addition, during the year ended December 31, 2016, the Company repaid $655,000 in amounts due to MBTH in cash. The balance outstanding to MBTH as of December 31, 2016 is $96,000 and has been included in due to related parties on our consolidated balance sheet for the year ended December 31, 2016. On February 24, 2015, the Company issued 3,326 shares of Common Stock to MBTH in consideration of settling $1,756,098 in amounts due to related parties at a price of $528 per share.

George Schmitt — Due to Related Party

George Schmitt, our Chairman of the Board and Chief Executive Officer currently makes an annual salary of $300,000 and receives all of his compensation in shares of Common Stock. In 2016, Mr. Schmitt received 46,637 shares of Common Stock with a fair market value of $296,000. In 2015, Mr. Schmitt received 1,346 shares of Common Stock with a fair market value of $135,000.

On February 23, 2015, the Company issued 845,000 shares of Series B Preferred Stock, 45 shares of Common Stock, and warrants to purchase an aggregate 353 shares of Common Stock exercisable for five (5) years at a price of $2,400 per share in full settlement and extinguishment of $845,000 due to family members of George Schmitt.

From January 1, 2015 through December 31, 2015, the Company received a total of $1,900,000 in loans from Mr. Schmitt. On August 19, 2015, the Company repaid $500,000 of the outstanding due to related party balance owed to Mr. Schmitt.

In October 2015, Mr. Schmitt agreed to convert $500,000 of existing loans due from the Company into 7,441 shares of Common Stock with a grant date fair value of approximately $500,000.

On July 25, 2016, the Company repaid the outstanding principal totaling $300,000 and $70,484 in interest to Mr. Schmitt. As of December 31, 2016, the Company has repaid in full the advances Mr. Schmitt made to the Company in 2015. For the year ended December 31, 2016, the Company accrued interest expense of $14,000.

In October 2016, the Board agreed to give Mr. Schmitt 27,977 shares of Common Stock for being the guarantor of the $2.5 million debt related to the IMT acquisition and the Company recorded the fair market value of the shares at $103,000 in general and administrative expenses in the consolidated statement of operations for the year ended December 31, 2016. These shares of Common Stock were issued in January 2017. At the same meeting, the Board also agreed to give Mr. Schmitt 20,833 warrants at an exercise price of $8.40 and the Company recorded the grant date fair value of the warrants at $77,000.

Deferred Revenue

On March 31, 2015, we shipped additional equipment purchased by Larry Townes, a former director of xG Technology at the time of purchase order, and we received a partial payment for the equipment that had been previously delivered in those transactions as the purchasers indicated that the equipment met certain technical specifications associated with their networks. Despite the technical specifications being met, the customer opted to return a portion of the equipment to the Company during the year ended December 31, 2015 resulting in the Company reversing accounts receivable of $336,000, with a corresponding reversal to deferred revenue.

Any transactions subsequent to Larry Townes resigning will not be considered related party transactions.

Itellum, LLC

In May 2015, the Company received an order for approximately $100,000 in xMax mobile broadband wireless equipment and services which will be deployed in a network to be initially installed in Escazu, Costa Rica, with plans to expand in other Latin American locations. The xMax equipment order was received from Itellum, LLC (“Itellum”), an entity owned by MBTH, a related party, one of four companies who have entered into a formal agreement to participate in the initial xMax deployment as well as expansion into other Latin American markets thereafter. The other partners include Level 3 Communications (“Level 3”), Osmin Vargas Corporacion (“OV”), and MBTH. In June 2015, the Company announced the successful installation and initial deployment of an xMax broadband network in Escazu, Costa Rica by Itellum. This represents the first stage of xMax network deployments that are expected to cover additional areas of Costa Rica, with plans for expansion into other Latin American locations. In June 2015, the Company received an additional order for approximately $58,000 in xMax mobile broadband wireless equipment and services from Itellum.

Related party revenue was $0 for the year ended December 31, 2016 compared to $156,000 for the year ended December 31, 2015. During the year ended December 31, 2016, the Company wrote-off accounts receivable – related party of $156,000 to bad debt.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than ten percent (10%) of the Common Stock, to file with the SEC the initial reports of ownership and reports of changes in ownership of Common Stock. Officers, directors and greater than ten percent (10%) stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

Specific due dates for such reports have been established by the SEC, and the Company is required to disclose in this proxy statement any failure to file reports by such dates during fiscal year 2016. Based solely on its review of the copies of such reports received by it, or written representations from certain reporting persons that no Forms 5 were required for such persons, the Company believes that during the fiscal year ended December 31, 2016, there was no failure to comply with Section 16(a) filing requirements applicable to its executive officers, directors or ten percent (10%) stockholders other than as listed in the table below:

Name	Number of Late Reports	Description
Roger Branton	3	3 transactions were not reported on a timely basis (upon the acquisition of shares).
James Woodyatt	7	7 transactions were not reported on a timely basis (4 upon the acquisition of shares 3 upon the disposition of shares).
Gary Cuccio	2	2 transactions were not reported on a timely basis (upon the acquisition of shares).
George Schmitt	3	3 transactions were not reported on a timely basis (upon the acquisition of shares).
Kenneth Hoffman	2	2 transactions were not reported on a timely basis (upon the acquisition of shares).
Richard Mooers	6	6 transactions were not reported on a timely basis (upon the acquisition of shares).
Raymond Sidney	2	2 transactions were not reported on a timely basis (upon the acquisition of shares).
Belinda Marino	5	5 transactions were not reported on a timely basis (3 upon the acquisition of shares and 2 upon the disposition of shares).
John Coleman	13	13 transactions were not reported on a timely basis (11upon the acquisition of shares and 2 upon the disposition of shares).

COMPENSATION COMMITTEE REPORT

The Report of the Compensation Committee (the “Compensation Report”) does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this Compensation Report by reference therein.

Recommendations of the Compensation Committee.   We have reviewed and discussed the Compensation Discussion & Analysis (“CD&A”) with the Company’s management. Based on this review and these discussions, we recommended to the Board of Directors of the Company that the CD&A be included in the Company’s Annual Proxy Statement for the fiscal year ended December 31, 2016.

This Compensation Report has been furnished by the Compensation Committee of the Board of Directors.

General James T. Conway, Chairman
Gary Cuccio
Kenneth Hoffman
Raymond Sidney

AUDIT COMMITTEE REPORT

The following Report of the Audit Committee (the “Audit Report”) does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this Audit Report by reference therein.

Role of the Audit Committee

The Audit Committee’s primary responsibilities fall into three (3) broad categories:

First, the Audit Committee is charged with monitoring the preparation of quarterly and annual financial reports by the Company’s management, including discussions with management and the Company’s outside auditors about draft annual financial statements and key accounting and reporting matters;

Second, the Audit Committee is responsible for matters concerning the relationship between the Company and its outside auditors, including recommending their appointment or removal; reviewing the scope of their audit services and related fees, as well as any other services being provided to the Company; and determining whether the outside auditors are independent (based in part on the annual letter provided to the Company pursuant to Independence Standards Board Standard No. 1); and

Third, the Audit Committee reviews financial reporting, policies, procedures, and internal controls of the Company.

The Audit Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under the Audit Committee’s charter. In overseeing the preparation of the Company’s financial statements, the Audit Committee met with management and the Company’s outside auditors, including meetings with the Company’s outside auditors without management present, to review and discuss all financial statements prior to their issuance and to discuss significant accounting issues. Management advised the Audit Committee that all financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee discussed the statements with both management and the outside auditors. The Audit Committee’s review included discussion with the outside auditors of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication with Audit Committees).

With respect to the Company’s outside auditors, the Audit Committee, among other things, discussed with Marcum LLP matters relating to its independence, including the disclosures made to the Audit Committee as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

Recommendations of the Audit Committee.   In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Board of Directors approve the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 for filing with the Securities and Exchange Commission.

This Audit Report has been furnished by the Audit Committee of the Board of Directors.

Gary Cuccio, Chairman
Kenneth Hoffman
General James T. Conway

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
(Proposal No. 2)

Marcum LLP (“Marcum”) has served as our independent registered public accounting firm since September 11, 2015 and has been appointed by the Audit Committee of the Board to continue as our independent registered public accounting firm for the fiscal year ending December 31, 2017.

At the Annual Meeting, the stockholders will vote on a proposal to ratify this selection of an independent registered public accounting firm. If this ratification is not approved by the affirmative vote of a majority of the shares present at the Annual Meeting, in person or by proxy, and voting on the matter, the Board will reconsider its selection of an independent registered public accounting firm.

Marcum has no interest, financial or otherwise, in the Company. We do not currently expect a representative of Marcum to physically attend the Annual Meeting; however, it is anticipated that a Marcum representative will be available to participate in the Annual Meeting via telephone in the event he or she wishes to make a statement, or in order to respond to appropriate questions.

The following table presents aggregate fees for professional services rendered by Marcum for the audit of our annual consolidated financial statements for the fiscal years ended December 31, 2016 and 2015.

	For the Year Ended December 31,
	2016	2015
Audit fees (1)	$482,408	$278,340
Audit-related fees	—	—
Tax fees	—	—
All other fees (2)	92,000	—
Total fees	$574,408	$278,340

(1)	Audit fees consist of the aggregate fees billed for each of the last two fiscal years for professional services rendered by Marcum for the audit of the Company’s annual financial statements and review of financial statements included in the Company’s Form 10-Qs, or services that are normally provided by Marcum in connection with the Company’s statutory and regulatory filings or engagements for those fiscal years.

(2)	Other fees were for professional services rendered related to the audit of IMT.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

The Audit Committee pre-approves all audit and non-audit services provided by the independent auditors prior to the engagement of the independent auditors with respect to such services. The Chairman of the Audit Committee has been delegated the authority by the Audit Committee to pre-approve interim services by the independent auditors other than the annual audit. The Chairman of the Audit Committee must report all such pre-approvals to the entire Audit Committee at the next Audit Committee meeting.

Vote Required and Recommendation

Delaware law and our Bylaws provide that, on all matters (other than the election of directors and except to the extent otherwise required by our Certificate of Incorporation, as amended or applicable Delaware law), the affirmative vote of a majority of the shares present, in person or by proxy, and voting on the matter, will be required for approval. Accordingly, the affirmative vote of a majority of the shares present at the Annual Meeting, in person or by proxy, and voting on the matter, will be required to ratify the Board’s selection of Marcum as our independent registered public accountants for the fiscal year ending December 31, 2017.

At the Annual Meeting a vote will be taken on a proposal to ratify the selection of Marcum as our independent registered public accountants for the fiscal year ending December 31, 2017.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF MARCUM AS THE COMPANY’S INDEPENDENT registered public accountants FOR THE FISCAL YEAR ENDING DECEMBER 31, 2017.

PROPOSAL TO APPROVE AN AMENDMENT TO THE COMPANY’S 2016 EMPLOYEE STOCK PURCHASE PLAN TO INCREASE THE AUTHORIZED VALUE OF SHARES OF COMMON STOCK AVAILABLE FOR SALE UNDER THE 2016 EMPLOYEE STOCK PURCHASE PLAN FROM $3.5 MILLION TO $7 MILLION
(Proposal No. 3)

Summary

Proposal No. 3 seeks your approval of an amendment to our 2016 Employee Stock Purchase Plan (“2016 ESPP”) to increase the authorized value of shares of Common Stock available for sale under the 2016 ESPP from $3.5 million to $7 million (an aggregate increase of $3.5 million) (the “2016 ESPP Amendment”). The Board approved the 2016 ESPP Amendment, subject to stockholder approval at the Annual Meeting, on April 20, 2017. If approved by the Company’s stockholders at the Annual Meeting or any adjournment thereof, the 2016 ESPP Amendment will become effective at the time of stockholder approval. The text of the Amended and Restated 2016 Employee Stock Purchase Plan is set forth in Appendix D of this proxy statement.

Increase in Authorized Value of Common Stock Available for Sale

The Board believes that the 2016 ESPP Amendment is prudent in order to enable the Company to sell additional shares of Common Stock in lieu of cash compensation to eligible employees as a means to promote employees having a stake in Company performance and to enhance entrepreneurial spirit. The Company’s stockholders approved the establishment of the 2016 ESPP at the 2016 Annual Meeting of Stockholders on June 9, 2016. Since the 2016 Annual Meeting of Stockholders, on February 2, 2017, the Company acquired the Vislink Communications Systems division (“VCS”). With the acquisition of VCS, the Company now has additional employees eligible to participate in the 2016 ESPP. The Board believes that the 2016 ESPP Amendment will enable the Company to further increase employee stock ownership and contribute to the Company’s potential for growth and profitability.

In addition, the Board believes that with the recent acquisition of VCS, as well as the acquisition of Integrated Microwave Technologies LLC in January 2016, the 2016 ESPP Amendment is consistent with the Company’s focus on growth. Specifically, whereas, the Company has historically issued Common Stock under its equity compensation plans as a substitute for cash, the 2016 ESPP Amendment will enable the Company to sell additional shares of Common Stock to eligible employees and contribute to the Company’s ability to use the 2016 ESPP as a way to recruit, retain and/or reward key employees, which is aligned with stockholders’ interests.

The Board believes that the failure to approve the 2016 ESPP Amendment will limit the Company’s ability to offer benefits to its employees, which would adversely affect the Company’s future hiring and operating plans. If Proposal No. 3 is not approved by the Company’s stockholders at the Annual Meeting, the Company will continue to sell shares of Common Stock under the 2016 ESPP to the extent there are authorized shares of Common Stock available for sale under the 2016 ESPP. As of May___, 2017, the Company has approximately $__________ of shares of Common Stock authorized but unissued under the 2016 ESPP.

Description of the 2016 ESPP

Below is a summary of the terms of the 2016 ESPP, as amended and restated, that is qualified in its entirety by reference to the full text of the 2016 ESPP, as amended and restated, which is attached to this proxy statement as Appendix D. Capitalized terms used herein are defined in the 2016 ESPP unless otherwise indicated.

Shares Subject to the 2016 ESPP

If amended by the stockholders, the 2016 ESPP will cover a maximum of $7,000,000 shares of our Common Stock. The maximum number of shares of Common Stock each participant may purchase each Purchase Period, as well as the price per share and the number of shares of Common Stock covered by each option under the 2016 ESPP which has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” In the event of the proposed dissolution or liquidation of the Company, the Offering Period then in progress shall be shortened by setting a new Exercise Date that shall terminate immediately prior to the consummation of such proposed dissolution or liquidation. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each outstanding option shall be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation, or a new Exercise Date will be set if such corporation refuses to assume such options.

Certificates evidencing the shares of Common Stock purchased upon exercise of a participant’s option will be issued by the Company’s transfer agent as promptly as practicable after each Exercise Date on which a purchase of shares occurs.

Eligibility

Any individual who is an Employee of the Company or a Designated Subsidiary on the first Trading Day of each Offering Period shall be eligible to participate in the 2016 ESPP. Employees who are ineligible to participate include (i) Employees who have been employed less than thirty (30) days prior to the applicable Offering Period; (ii) Employees whose customary employment with the Company is twenty (20) hours or less per week; (iii) Employees whose customary employment with the Company is for not more than five (5) months in any calendar year; and (iv) Employees who are residents of or employed in any jurisdiction in which the 2016 ESPP is prohibited under Applicable Law. An eligible Employee may become a participant in the 2016 ESPP by completing a Subscription Agreement authorizing payroll deductions.

No Employee shall be granted an option under the 2016 ESPP: (i) to the extent that, immediately after the grant, such Employee would own stock of the Company and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the stock of the Company or of any Subsidiary thereof; or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans of the Company and its Subsidiaries would accrue at a rate which exceeds Two Hundred Fifty Thousand Dollars ($250,000) of fair market value of such stock for each calendar year in which such option is outstanding at any time.

Offering Periods

Offering Periods consist of the six (6) months period during which an option shall be granted and may be exercised pursuant to the 2016 ESPP, commencing on the first Trading Day on or after July 1st and January 1st of each year following the approval of the 2016 ESPP by the Company’s stockholders and the Board of Directors, and terminating on the last Trading Day in the periods ending six (6) months later from each defined date.

24

Payroll Deductions

At the time a participant files his or her Subscription Agreement, he or she shall elect to have payroll deductions made on each payday during the Offering Period in an amount not exceeding fifty percent (50%) of the compensation that he or she receives on each payday during the Offering Period. All payroll deductions made for a participant shall be credited to his or her account under the 2016 ESPP and shall be withheld in whole percentages only. A participant may not make any additional payments into such account. To the extent necessary to comply with Section 423(b)(8) of the Code, a participant’s payroll deductions may be decreased to zero percent (0%) at any time during an Offering Period.

Purchase Price

A participant may purchase shares subject to the terms and conditions of the 2016 ESPP at the lesser of 85% of the Fair Market Value of a share of Common Stock on the Exercise Date of the current Offering Period or 85% of the Fair Market Value of a share of Common Stock on the Grant Date of the current Offering Period; provided however, that the Purchase Price may be adjusted by the Board or the Committee.

Exercise of Option

A participant’s option for the purchase of shares shall be exercised automatically on the Exercise Date, and the maximum number of full shares subject to option shall be purchased for such participant at the applicable Purchase Price with the accumulated payroll deductions in his or her account. No fractional shares shall be purchased; any payroll deductions accumulated in a participant’s account which are not sufficient to purchase a full share shall be retained in the participant’s account for the subsequent Offering Period. Any other monies left over in a participant’s account after the Exercise Date shall be returned to the participant or, at the election of the participant, maintained in the 2016 ESPP for use in subsequent Offering Periods. During a participant’s lifetime, a participant’s option to purchase shares hereunder is exercisable only by him or her.

If insufficient shares of Common Stock remain available in any Offering Period, the Company shall make a pro rata allocation of the shares of Common Stock available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Exercise Date, and continue all Offering Periods then in effect or terminate any or all other Offering Periods then in effect.

Reasons for Stockholder Approval

The Company is seeking stockholder approval of the 2016 ESPP Amendment to comply with the stockholder approval requirements of the Nasdaq Stock Market applicable to material amendments to equity plans that have been approved by stockholders.

Vote Required and Recommendation

Delaware law and our Bylaws provide that, on all matters (other than the election of directors and except to the extent otherwise required by our Certificate of Incorporation, as amended or applicable Delaware law), the affirmative vote of a majority of the shares present, in person or by proxy, and voting on the matter, will be required for approval. Accordingly, the affirmative vote of a majority of the shares present at the Annual Meeting, in person or by proxy, and voting on the matter, will be required to approve the 2016 ESPP Amendment.

At the Annual Meeting, a vote will be taken on a proposal to approve the 2016 ESPP Amendment.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF AN AMENDMENT TO INCREASE THE AUTHORIZED VALUE OF COMMON STOCK AVAILABLE FOR SALE UNDER THE 2016 EMPLOYEE STOCK PURCHASE PLAN FROM $3.5 MILLION TO $7 MILLION.

PROPOSAL TO APPROVE AN AMENDMENT TO THE COMPANY’S 2016 INCENTIVE COMPENSATION PLAN TO INCREASE THE AUTHORIZED VALUE OF SHARES OF COMMON STOCK AVAILABLE FOR ISSUANCE UNDER THE 2016 INCENTIVE COMPENSATION PLAN FROM $3.5 MILLION TO $7 MILLION
(Proposal No. 4)

Summary

Proposal No. 4 seeks your approval of an amendment to our 2016 Incentive Compensation Plan (“2016 ICP”) to increase the authorized value of shares of Common Stock available for issuance under the 2016 ICP from $3.5 million to $7 million (an aggregate increase of $3.5 million) (the “2016 ICP Amendment”). The Board approved the 2016 ICP Amendment, subject to stockholder approval at the Annual Meeting, on April 20, 2017. If approved by the Company’s stockholders at the Annual Meeting or any adjournment thereof, the 2016 ICP Amendment will become effective at the time of stockholder approval. The text of the Amended and Restated 2016 Incentive Compensation Plan is set forth in Appendix E of this proxy statement.

Increase in Authorized Value of Common Stock Available for Issuance

The Board believes that the 2016 ICP Amendment is prudent in order to enable the Company to issue additional shares of Common Stock to eligible employees as a means to promote employees having a stake in Company performance and to enhance entrepreneurial spirit. The Company’s stockholders approved the establishment of the 2016 ICP at the 2016 Annual Meeting of Stockholders on June 9, 2016. Since the 2016 Annual Meeting of Stockholders, on February 2, 2017, the Company acquired VCS. With the acquisition of VCS, the Company now has additional employees eligible to participate in the 2016 ICP. The Board believes that the 2016 ICP Amendment will enable the Company to further increase employee stock ownership and contribute to the Company’s potential for growth and profitability.

In addition, the Board believes that with the recent acquisition of VCS, as well as the acquisition of Integrated Microwave Technologies LLC in January 2016, the 2016 ICP Amendment is consistent with the Company’s focus on growth. Specifically, whereas, the Company has historically issued Common Stock under its equity compensation plans as a substitute for cash, the 2016 ICP Amendment will enable the Company to issue additional shares of Common Stock to eligible employees and contribute to the Company’s ability to use the 2016 ICP as a way to recruit, retain and/or reward key employees, which is aligned with stockholders’ interests.

The Board believes that the failure to approve the 2016 ICP Amendment will limit the Company’s ability to offer benefits to its employees, which would adversely affect the Company’s future hiring and operating plans. If Proposal No. 4 is not approved by the Company’s stockholders at the Annual Meeting, the Company will continue to issue shares of Common Stock under the 2016 ICP to the extent there are authorized shares of Common Stock available for issuance under the 2016 ICP. As of May___, 2017, the Company has approximately $________ of shares of Common Stock authorized but unissued under the 2016 ICP.

Description of the 2016 ICP

Below is a summary of the terms of the 2016 ICP, as amended and restated, that is qualified in its entirety by reference to the full text of the 2016 ICP, as amended and restated, which is attached to this proxy statement as Appendix E. Capitalized terms used herein are defined in the 2016 ICP unless otherwise indicated.

Administration

The 2016 ICP, as amended, will be administered by the Board or the Compensation Committee (the “Committee”). The Committee will have full authority, subject to the terms of the 2016 ICP, to establish rules and regulations for the proper administration of the 2016 ICP, to select the employees, directors and consultants to whom awards are granted, and to set the dates of grants, the types of awards that shall be made and the other terms of the awards. When granting awards, the Committee will consider such factors as an individual’s duties and present and potential contributions to our success and such other factors as the Committee in its discretion shall deem relevant. The Committee may also correct any defect or supply any omission or reconcile any inconsistency in the 2016 ICP or in any agreement relating to an award in the manner and to the extent it shall deem expedient to carry it into effect.

Number of Shares Subject to the 2016 ICP and Award Limits

If approved by the stockholders, the aggregate maximum number of shares of Common Stock (including shares underlying options) that may be issued under the 2016 ICP will be limited to $7,000,000 of shares of Common Stock pursuant to awards of Restricted Stock or Options (“Plan Share Limit”). The number of shares of Common Stock that are the subject of awards under the 2016 ICP which are forfeited or terminated, are settled in cash in lieu of shares of Common Stock or in a manner such that all or some of the shares covered by an award are not issued to a participant or are exchanged for awards that do not involve shares will again immediately become available to be issued pursuant to awards granted under the 2016 ICP. If shares of Common Stock are withheld from payment of an award to satisfy tax obligations with respect to the award, those shares will be treated as shares that have been issued under the 2016 ICP and will not again be available for issuance under the 2016 ICP.

The maximum aggregate number of shares of Common Stock that may be granted to any individual participant in a single year is no more than $250,000 of shares of Common Stock.

The limitations described above may be adjusted upon a subdivision or consolidation of shares of Common Stock or other capital readjustment, the payment of a stock dividend on Common Stock, or other increase or reduction in the number of shares of Common Stock outstanding without receipt of consideration by our company.

Eligibility

All of our (and our affiliates’) employees, directors and consultants are eligible to participate in the 2016 ICP. The selection of those employees, directors and consultants, from among those eligible, who will receive Restricted Shares is within the discretion of the Committee. We currently have four executive officers, four non-employee directors and approximately 84 other employees that would be eligible to participate in the 2016 ICP.

Term of 2016 ICP

The 2016 ICP became effective as of the date that stockholders approved the 2016 ICP, at our 2016 Annual Meeting. No further awards may be granted under the 2016 ICP after ten years from the date that the 2016 ICP was approved by stockholders, and the 2016 ICP will terminate thereafter once all awards have been satisfied, exercised or expire. The Board in its discretion may terminate the 2016 ICP at any time with respect to any shares of Common Stock for which awards have not theretofore been granted.

26

Restricted Stock

Transfer Restrictions and Forfeiture Obligations.  Pursuant to a Restricted Stock award, shares of Common Stock will be issued or delivered to the employee, director or consultant at the time the award is made without any payment to us (other than for any payment amount determined by the Committee in its discretion), but such shares will be subject to certain restrictions on the disposition thereof and certain obligations to forfeit and surrender such shares to us as may be determined in the discretion of the Committee. The Committee may provide that the restrictions on disposition and the obligations to forfeit the shares will lapse based on (i) the attainment of one or more performance measures established by the Committee, (ii) the continued employment or service with us or our affiliates for a specified period or (iii) the occurrence of any event or the satisfaction of any other condition specified by the Committee in its sole discretion. Upon the issuance of shares of Common Stock pursuant to a Restricted Stock award, except for the foregoing restrictions and unless otherwise provided, the recipient of the award will have all the rights of a stockholder with respect to such shares, including the right to vote such shares and to receive all dividends paid with respect to such shares, which dividends will accrue and be paid when the forfeiture restrictions applicable to the Restricted Stock award have lapsed. At the time of such award, the Committee may, in its sole discretion, prescribe additional terms, conditions, or restrictions relating to Restricted Stock awards, including rules pertaining to the effect of the termination of employment or service as a director or consultant of a recipient of Restricted Stock (by reason of retirement, disability, death or otherwise) prior to the lapse of any applicable restrictions.

Other Terms and Conditions.  The Committee may establish other terms and conditions for the issuance of Restricted Stock under the 2016 ICP.

Stock Options

Term of Option.  The term of each option will be as specified by the Committee at the date of grant but shall not be exercisable more than ten years after the date of grant.

Option Price.  The option price will be determined by the Committee and, in the case of an Incentive Stock Option, may not be less than the fair market value of a share of Common Stock on the date that the option is granted.

Repricing Restrictions.  Except for adjustments for certain changes in the Common Stock, the Committee may not, without the approval of our stockholders, amend any outstanding option agreement that evidences an option grant to lower the option price (or cancel and replace any outstanding option agreement with an option agreement having a lower option price).

Size of Grant.  Subject to the limitations described above under the section “Number of Shares Subject to the 2016 ICP and Award Limits,” the number of shares for which an option is granted to an employee, director or consultant will be determined by the Committee.

Payment.  The option price upon exercise may be paid by an optionee in any combination of the following: (a) cash, certified check, bank draft or postal or express money order for an amount equal to the option price under the option, (b) an election to make a cashless exercise through a registered broker-dealer (if approved in advance by the Committee or one of our executive officers) or (c) any other form of payment which is acceptable to the Committee.

Option Agreement.  All options will be evidenced by a written agreement containing provisions consistent with the 2016 ICP and such other provisions as the Committee deems appropriate. The terms and conditions of the respective option agreements need not be identical. The Committee may, with the consent of the participant, amend any outstanding option agreement in any manner not inconsistent with the provisions of the 2016 ICP, including amendments that accelerate the exercisability of the option.

Reasons for Stockholder Approval

The Company is seeking stockholder approval of the 2016 ICP Amendment to comply with the stockholder approval requirements of the Nasdaq Stock Market applicable to material amendments to equity plans that have been approved by stockholders.

Vote Required and Recommendation

Delaware law and our Bylaws provide that, on all matters (other than the election of directors and except to the extent otherwise required by our Certificate of Incorporation, as amended or applicable Delaware law), the affirmative vote of a majority of the shares present, in person or by proxy, and voting on the matter, will be required for approval. Accordingly, the affirmative vote of a majority of the shares present at the Annual Meeting, in person or by proxy, and voting on the matter, will be required to approve the 2016 ICP Amendment.

At the Annual Meeting, a vote will be taken on a proposal to approve the 2016 ICP Amendment.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF AN AMENDMENT TO INCREASE THE AUTHORIZED VALUE OF COMMON STOCK AVAILABLE FOR ISSUANCE UNDER THE 2016 INCENTIVE COMPENSATION PLAN FROM $3.5 MILLION TO $7 MILLION.

APPROVAL OF THE ESTABLISHMENT OF THE xG TECHNOLOGY, INC.
2017 INCENTIVE COMPENSATION PLAN
(Proposal No. 5)

Summary

The Board has approved and recommends to the stockholders a proposal to adopt the 2017 Incentive Compensation Plan (the “2017 ICP”). The Board believes that encouraging our employees, directors and consultants to own shares of our Common Stock fosters broad alignment between the interests of employees, directors and consultants and the interests of our stockholders. The Board also believes that the 2017 ICP will help us to attract, motivate and retain talented and qualified employees and consultants.

Reasons for Adoption of the 2017 ICP

On February 2, 2017, the Company acquired VCS. The Board is now seeking stockholder approval of the 2017 ICP in order to enable the Company to provide equity compensation to certain eligible consultants, employees and service providers of the Company, and primarily certain eligible consultants, employees and service providers of VCS. Specifically, the purpose of the 2017 ICP is to enable the Company to provide a means to issue shares of Common Stock or stock options which may be exercised for shares of Common Stock to certain eligible consultants, employees and service providers of the Company as a substitute for, or as an additional incentive to, paying cash compensation to consultants and non-payroll employees or as a portion of severance packages in certain scenarios. The 2017 ICP will allow the Company to continue to attract able directors, employees, and consultants and to provide a means whereby those individuals upon whom the responsibilities rest for successful administration and management of the Company, and whose present and potential contributions are of importance, can acquire and maintain Common Stock ownership, thereby strengthening their concern for the Company’s welfare. We envision the 2017 ICP working in tandem with the 2016 ESPP and 2016 ICP to provide additional means to compensate our employees.

Reasons for Stockholder Approval

The Board seeks stockholder approval of the 2017 ICP in order to meet the stockholder approval requirements of the Nasdaq Stock Market. In addition, we regard stockholder approval of the 2017 ICP as desirable and consistent with corporate governance best practices.

If the Company’s stockholders approve the 2017 ICP at the Annual Meeting or any adjournment thereof, it will become effective at the time of stockholder approval and the Company intends to file a registration statement on Form S-8 under the Securities Act of 1933, as amended, in order to register the sale of the shares of Common Stock that will be authorized under the 2017 ICP. The Board believes that the failure to ratify and approve the 2017 ICP will limit the Company’s ability to offer benefits to its employees, which would adversely affect the Company’s future hiring and operating plans.

Description of the 2017 ICP

Below is a summary of the terms of the 2017 ICP that is qualified in its entirety by reference to the full text of the 2017 ICP which is attached to this proxy statement as Appendix F. Capitalized terms used herein are defined in the 2017 ICP unless otherwise indicated.

Administration

The 2017 ICP will be administered by the Board or the Compensation Committee (the “Compensation Committee”). The Compensation Committee will have full authority, subject to the terms of the 2017 ICP, to establish rules and regulations for the proper administration of the 2017 ICP, to select the employees, directors and consultants to whom awards are granted, and to set the dates of grants, the types of awards that shall be made and the other terms of the awards. When granting awards, the Compensation Committee will consider such factors as an individual’s duties and present and potential contributions to the Company’s success and such other factors as the Compensation Committee in its discretion shall deem relevant. The Compensation Committee may also correct any defect or supply any omission or reconcile any inconsistency in the 2017 ICP or in any agreement relating to an award in the manner and to the extent it shall deem expedient to carry it into effect.

Number of Shares of Common Stock Subject to the 2017 ICP and Award Limits

The aggregate maximum number of shares of Common Stock (including shares underlying options) that may be issued under the 2017 ICP will be limited to 7,000,000 shares of Common Stock pursuant to awards of Restricted Shares or Options (“Plan Share Limit”). The number of shares of Common Stock that are the subject of awards under the 2017 ICP which are forfeited or terminated, are settled in cash in lieu of shares of Common Stock or in a manner such that all or some of the shares covered by an award are not issued to a participant or are exchanged for awards that do not involve shares will again immediately become available to be issued pursuant to awards granted under the 2017 ICP. If shares of Common Stock are withheld from payment of an award to satisfy tax obligations with respect to the award, those shares of Common Stock will be treated as shares that have been issued under the 2017 ICP and will not again be available for issuance under the 2017 ICP.

The maximum aggregate number of shares of Common Stock that may be granted to any individual participant in a single year is no more than 250,000 shares of Common Stock.

The limitations described above may be adjusted upon a subdivision or consolidation of shares of Common Stock or other capital readjustment, the payment of a stock dividend on Common Stock, or other increase or reduction in the number of shares of Common Stock outstanding without receipt of consideration by the Company.

Eligibility

All employees, directors and consultants of the Company are eligible to participate in the 2017 ICP. The selection of those eligible employees, directors and consultants who will receive Restricted Shares is within the discretion of the Compensation Committee. We currently have five (5) executive officers, five (5) non-employee directors, 210 other employees and sixteen (16) consultants that would be eligible to participate in the 2017 ICP.

Term of 2017 ICP

The 2017 ICP becomes effective as of the date that the Company’s stockholders approve the 2017 ICP. No further awards may be granted under the 2017 ICP after ten (10) years from the date that the 2017 ICP is approved by stockholders, and the 2017 ICP will terminate thereafter once all awards have been satisfied, exercised or expire. The Board in its discretion may terminate the 2017 ICP at any time with respect to any shares of Common Stock for which awards have not theretofore been granted.

Restricted Shares

Transfer Restrictions and Forfeiture Obligations.   Pursuant to a Restricted Share award, shares of Common Stock will be issued or delivered to the employee, director or consultant at the time the award is made without any payment to us (other than for any payment amount determined by the Compensation Committee in its discretion), but such shares of Common Stock will be subject to certain restrictions on the disposition thereof and certain obligations to forfeit and surrender such shares to us as may be determined in the discretion of the Compensation Committee. The Compensation Committee may provide that the restrictions on disposition and the obligations to forfeit the shares of Common Stock will lapse based on (i) the attainment of one or more performance measures established by the Compensation Committee, (ii) the continued employment or service with the Company for a specified period or (iii) the occurrence of any event or the satisfaction of any other condition specified by the Compensation Committee in its sole discretion. Upon the issuance of shares of Common Stock pursuant to a Restricted Share award, except for the foregoing restrictions and unless otherwise provided, the recipient of the award will have all the rights of a stockholder with respect to such shares, including the right to vote such shares and to receive all dividends paid with respect to such shares, which dividends will accrue and be paid when the forfeiture restrictions applicable to the Restricted Share award have lapsed. At the time of such award, the Compensation Committee may, in its sole discretion, prescribe additional terms, conditions, or restrictions relating to Restricted Share awards, including rules pertaining to the effect of the termination of employment or service as a director or consultant of a recipient of Restricted Shares (by reason of retirement, disability, death or otherwise) prior to the lapse of any applicable restrictions.

Other Terms and Conditions.   The Compensation Committee may establish other terms and conditions for the issuance of Restricted Shares under the 2017 ICP.

Stock Options

Term of Option.   The term of each option will be as specified by the Compensation Committee at the date of grant but shall not be exercisable more than ten (10) years after the date of grant.

Option Price.  The option price will be determined by the Compensation Committee and, in the case of an Option, may not be less than the fair market value of a share of Common Stock on the date that the Option is granted.

Repricing Restrictions.   Except for adjustments for certain changes in the Common Stock, the Compensation Committee may not, without the approval of our stockholders, amend any outstanding option agreement that evidences an Option grant to lower the Option price (or cancel and replace any outstanding option agreement with an option agreement having a lower Option price).

Size of Grant.   Subject to the limitations described above under the section “Number of Shares of Common Stock Subject to the 2017 ICP and Award Limits,” the number of shares of Common Stock for which an Option is granted to an employee, director or consultant will be determined by the Compensation Committee.

Payment.   The Option price upon exercise may be paid by an optionee in any combination of the following: (a) cash, certified check, bank draft or postal or express money order for an amount equal to the Option price under the Option, (b) an election to make a cashless exercise through a registered broker-dealer (if approved in advance by the Compensation Committee or one of our executive officers) or (c) any other form of payment which is acceptable to the Compensation Committee.

Option Agreement.   All Options will be evidenced by a written agreement containing provisions consistent with the 2017 ICP and such other provisions as the Compensation Committee deems appropriate. The terms and conditions of the respective option agreements need not be identical. The Compensation Committee may, with the consent of the participant, amend any outstanding option agreement in any manner not inconsistent with the provisions of the 2017 ICP, including amendments that accelerate the exercisability of the Option.

Corporate Change and Other Adjustments

Upon the occurrence of a Change of Control, all restrictions and conditions applicable to the Restricted Shares held by participants shall immediately lapse. “Change in Control” shall mean a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or the sale, transfer or other disposition of all or substantially all of the Company’s assets to a non-affiliate of the Company.

The maximum number of shares of Common Stock that may be issued under the 2017 ICP and the maximum number of shares of Common Stock that may be issued to any one individual and the other individual award limitations, as well as the number and price of shares of Common Stock or other consideration subject to an award under the 2017 ICP, will be appropriately adjusted by the Compensation Committee in the event of changes in the outstanding Common Stock by reason of recapitalizations, reorganizations, mergers, consolidations, combinations, split-ups, split-offs, spin-offs, exchanges or other relevant changes in capitalization or distributions to the holders of Common Stock occurring after an award is granted.

Amendments

The Board may from time to time amend the 2017 ICP; however, any change that would impair the rights of a participant with respect to an award theretofore granted will require the participant’s consent. Further, without the prior approval of our stockholders, the Board may not amend the 2017 ICP to change the class of eligible individuals or increase the number of shares of Common Stock that may be issued under the 2017 ICP.

Federal Income Tax Aspects of the 2017 ICP

The following discussion summarizes certain material U.S. federal income tax consequences to the Company and U.S. holders with respect to the acquisition, ownership, exercise or disposition of awards which may be granted under the 2017 ICP. The discussion is based upon the provisions of the Internal Revenue Code of 1986, as amended (“Code”) and the regulations and rulings promulgated thereunder, all of which are subject to change (possibly with retroactive effect) or different interpretations. This summary reflects generally contemplated consequences and does not purport to deal with all aspects of U.S. federal income taxation that may be relevant to an individual award holder’s situation, nor any tax consequences arising under the laws of any state, local or foreign jurisdiction.

Restricted Shares.   The recipient of a Restricted Share award will not realize taxable income at the time of grant, and we will not be entitled to a deduction at that time, assuming that the restrictions constitute a substantial risk of forfeiture for federal income tax purposes. When the risk of forfeiture with respect to the shares of Common Stock subject to the award lapses, the holder will realize ordinary income in an amount equal to the fair market value of the shares of Common Stock at such time, and, subject to Section 162(m) of the Code, we will be entitled to a corresponding deduction. All dividends and distributions (or the cash equivalent thereof) with respect to a Restricted Share award paid to the holder before the risk of forfeiture lapses will also be compensation income to the holder when paid and, subject to Section 162(m) of the Code, deductible as such by the Company. Notwithstanding the foregoing, the holder of a Restricted Share award may elect under Section 83(b) of the Code to be taxed at the time of grant of the Restricted Share award based on the fair market value of the shares of Common Stock on the date of the award, in which case (a) subject to Section 162(m), we will be entitled to a deduction at the same time and in the same amount, (b) dividends paid to the recipient during the period the forfeiture restrictions apply will be taxable as dividends and will not be deductible by the Company, and (c) there will be no further federal income tax consequences when the risk of forfeiture lapses. Such election must be made not later than thirty (30) days after the grant of the Restricted Share award and is irrevocable.

Stock Options.   As a general rule, no federal income tax is imposed on the optionee upon the grant of an Option, and we are not entitled to a tax deduction by reason of such grant. Generally, upon the exercise of an Option, the optionee will be treated as receiving compensation taxable as ordinary income in the year of exercise in an amount equal to the excess of the fair market value of the shares of Common Stock at the time of exercise over the Option price paid for such shares. Upon the exercise of an Option, and subject to the application of Section 162(m) of the Code, we may claim a deduction for compensation paid at the same time and in the same amount as compensation income is recognized by the optionee assuming any federal income tax reporting requirements are satisfied.

Upon a subsequent disposition of the shares of Common Stock received upon exercise of an Option, any difference between the fair market value of the shares at the time of exercise and the amount realized on the disposition would be treated as capital gain or loss. If the shares received upon the exercise of an Option are transferred to the optionee subject to certain restrictions, then the taxable income realized by the optionee, unless the optionee elects otherwise, and our tax deduction (assuming any federal income tax reporting requirements are satisfied) should be deferred and should be measured at the fair market value of the shares at the time the restrictions lapse. The restrictions imposed on officers, directors and 10% stockholders by Section 16(b) of the Exchange Act is such a restriction during the period prescribed thereby if other shares have been purchased by such an individual within six months of the exercise of an Option.

The 2017 ICP is not qualified under Section 401(a) of the Code. Based upon current law and published interpretations, we do not believe that the 2017 ICP is subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

The comments set forth in the above paragraphs are only a summary of certain of the federal income tax consequences relating to the 2017 ICP. No consideration has been given to the effects of state, local, or other tax laws on the 2017 ICP or award recipients.

Vote Required and Recommendation

Delaware law and our Bylaws provide that, on all matters (other than the election of directors and except to the extent otherwise required by our Certificate of Incorporation, as amended or applicable Delaware law), the affirmative vote of a majority of the shares present, in person or by proxy, and voting on the matter, will be required for approval. Accordingly, the affirmative vote of a majority of the shares present at the Annual Meeting, in person or by proxy, and voting on the matter, will be required to approve the establishment of the 2017 ICP.

At the Annual Meeting a vote will be taken on a proposal to approve the establishment of the Company’s 2017 Incentive Compensation Plan.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE

ESTABLISHMENT OF THE xG TECHNOLOGY INC. 2017

INCENTIVE COMPENSATION PLAN.

ADVISORY RESOLUTION ON THE COMPENSATION OF NAMED EXECUTIVE OFFICERS
(Proposal No. 6)

Summary

As required by Section 14A of the Exchange Act, the Board is holding a separate, non-binding advisory vote seeking approval of the compensation of the Company’s Named Executive Officers, as disclosed in the “Executive Compensation” portion of this proxy statement. This proposal, commonly known as “Say on Pay,” gives you the opportunity to indicate your support or lack of support for the Company’s fiscal year 2016 compensation practices and programs for the Named Executive Officers by voting on the following resolution:

RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.

As described in the “Compensation Discussion and Analysis” section of this proxy statement, the Company has established a compensation program that is designed to attract and retain key employees and reward those employees for the short-term and long-term performance of the Company.

We encourage stockholders to review the information set forth above under “COMPENSATION COMMITTEE REPORT” and “EXECUTIVE COMPENSATION”, including the “Compensation Discussion and Analysis” and the tabular and narrative disclosure. As noted in the Compensation Discussion and Analysis:

•	Our goal is to attract, motivate, and retain key executives and to reward executives for value creation;

•	We have structured our compensation packages to foster a performance-oriented environment by tying a significant portion of each executive’s cash and equity compensation to the achievement of performance targets that are important to the Company and its stockholders; and

•	This process of determining compensation is not a mechanical process, and our Board has used its judgment and experience and has worked with our Compensation Committee to determine the appropriate mix of compensation for each individual.

Vote Required and Recommendation

Because the vote is advisory, it will not be binding upon the Board or the Compensation Committee and neither the Board nor the Compensation Committee will be required to take any action as a result of the outcome of the vote on this proposal. The Compensation Committee will carefully consider the outcome of the vote when considering future executive compensation arrangements.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE IN FAVOR OF THE RESOLUTION TO APPROVE

THE COMPENSATION PAID TO THE COMPANY’S NAMED EXECUTIVE OFFICERS.

ADVISORY RESOLUTION ON THE FREQUENCY OF THE STOCKHOLDERS’ SAY ON PAY
(Proposal No. 7)

Summary

Section 14A of the Exchange Act and the SEC’s rules thereunder require that we include in this proxy statement a separate non-binding stockholder vote to advise on whether the Say-on-Pay vote should occur every one (1), two (2), or three (3) years. You have the option to vote for any one of the three options, or to abstain on the matter.

The Board has determined that a stockholder advisory vote on executive compensation every three (3) years is the best approach for the Company based on a number of considerations, including the following:

•	Our compensation program is designed to induce performance over a multi-year period. A vote held every three (3) years would be more consistent with, and provide better input on, our long-term compensation, which constitutes a significant portion of the compensation of our Named Executive Officers;

•	A three-year vote cycle gives the Board sufficient time to thoughtfully consider the results of the advisory vote and to implement any desired changes to our executive compensation policies and procedures; and

•	A three-year vote cycle will provide stockholders sufficient time to evaluate the effectiveness of our short- and long-term compensation strategies and the related business outcomes of the Company.

Vote Required and Recommendation

Although the advisory vote is non-binding, our Board and the Compensation Committee will take into account the outcome of the vote when making future decisions about the Company’s executive compensation policies and procedures. The Company’s stockholders also have the opportunity to provide additional feedback on important matters involving executive compensation even in years when Say-on-Pay votes do not occur. For example, as discussed under “Stockholder Communications”, the Company provides stockholders an opportunity to communicate directly with the Board, including on issues of executive compensation.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE TO CONDUCT AN

ADVISORY VOTE ON EXECUTIVE COMPENSATION EVERY THREE (3) YEARS.

APPROVAL OF THE SALE AND ISSUANCE OF UP TO $15,000,000 IN SHARES OF COMMON STOCK UNDER THE COMPANY’S PURCHASE AGREEMENT WITH LINCOLN PARK CAPITAL FUND, LLC
(Proposal No. 8)

Description of the Purchase Agreement

The Board believes it is in the best interests of the Company and our stockholders to approve the sale and issuance of the full number of shares of Common Stock available under the Purchase Agreement (the “Purchase Agreement”) that the Company entered into on May ___, 2017 with Lincoln Park Capital Fund, LLC (“Lincoln Park”). Under the Purchase Agreement, we have the right to sell to Lincoln Park up to $15,000,000 in shares of Common Stock, subject to certain limitations and conditions set forth in the Purchase Agreement.

In consideration for entering into the Purchase Agreement, the Company issued to Lincoln Park, __________ shares of Common Stock (the “Commitment Shares”) as a commitment fee. The Company did not receive any cash proceeds from the issuance of these shares of Common Stock. Lincoln Park may not assign or transfer its rights and obligations under the Purchase Agreement. The Purchase Agreement may be terminated by the Company at any time at its discretion.

The Company may direct Lincoln Park, the Company’s sole discretion and subject to certain conditions, from time to time over a 30-month period, but no more frequently than every other business day, to purchase 125,000 shares of Common Stock on any such business day, which amounts may be increased under certain circumstances, provided that in no event shall Lincoln Park purchase more than $1,000,000 in shares of Common Stock on any single business day, plus an additional “accelerated purchase” or an “additional purchase” under certain circumstances, at a purchase price per share based on certain formulas described in the Purchase Agreement. The amount of shares of Common Stock that the Company directs Lincoln Park to purchase depends on the closing price of the Common Stock. However, the Company may not issue or sell any shares of Common Stock under the Purchase Agreement which, when aggregated with all other shares of Common Stock then beneficially owned by Lincoln Park and its affiliates (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 promulgated thereunder), would result in the beneficial ownership by Lincoln Park and its affiliates of more than 4.99% of the then issued and outstanding shares of Common Stock.

The Company will control the timing and amount of any sale of shares of Common Stock to Lincoln Park. Actual sales of shares of Common Stock to Lincoln Park under the Purchase Agreement will depend on a variety of factors to be determined by the Company from time to time, including (among others) market conditions, the trading price of the Common Stock, and determinations by the Company as to other available and appropriate sources of funding . The Company intends to use the net proceeds from the offering under the Purchase Agreement for general corporate purposes, including working capital and other business opportunities.

Pursuant to the Purchase Agreement, the Company is prohibited for a maximum of thirty (30) months from effecting or entering into an agreement to effect any issuance by the Company or any of its subsidiaries of Common Stock or securities convertible into or exercisable for Common Stock (or a combination of units thereof) involving a variable rate transaction (as defined in the Purchase Agreement), other than in connection with an exempt issuance (as defined in the Purchase Agreement). The foregoing prohibition may be terminated earlier upon certain conditions, including if the entire $15,000,000 is drawn down prior to the expiration of the 30-month period.

In connection with the Purchase Agreement, the Company entered into a Registration Rights Agreement, dated May __, 2017 (the “Registration Rights Agreement”), with Lincoln Park. Pursuant to the Registration Rights Agreement, the Company is required to file a registration statement on Form S-1 (the “Registration Statement”) with the SEC within sixty (60) business days of the execution of the Purchase Agreement. The Registration Statement will cover the resale of all shares of Common Stock that can be issued under the Purchase Agreement, including the Commitment Shares. Pursuant to the Registration Rights Agreement, the Company must use its best efforts to have the Registration Statement declared effective by the SEC at the earliest possible date.

Reasons for Stockholder Approval

Our Common Stock is listed on the Nasdaq Capital Market, and as such, we are subject to the Marketplace Rules of the Nasdaq Stock Market. Nasdaq Marketplace Rule 5635(d) (“Rule 5635(d)”) requires stockholder approval prior to the sale, issuance or potential issuance of Common Stock (or securities convertible into or exercisable for Common Stock) in a transaction other than a public offering: (a) at a price less than the greater of book or market value which together with sales by officers, directors or substantial stockholders of the Company equals 20% or more of Common Stock or 20% or more of the voting power outstanding before the issuance; or (b) equal to 20% or more of the Common Stock or 20% or more of the voting power outstanding before the issuance for less than the greater of book or market value of the Common Stock.

In the event the Registration Statement is declared effective by the SEC prior to consideration of this Proposal No. 8, we may begin to sell shares of Common Stock so long as those sales do not exceed 20% of our outstanding shares of Common Stock and we will not be required to seek stockholder approval for such sales. However, sales of stock pursuant to the Purchase Agreement that result in the sale by us of more than 20% of our outstanding Common Stock, requires stockholder approval under Rule 5635(d). Accordingly, the Board is seeking approval from our stockholders for the proposed issuance of shares of Common Stock under the Purchase Agreement in excess of 19.9% of our outstanding shares of Common Stock.

If our stockholders do not approve Proposal No. 8 at the Annual Meeting, then we will need to find alternative sources of capital to fund our operations and will be limited in our use of this capital facility. Such capital may or may not be available to us on terms favorable to us or at all.

If our stockholders approve Proposal No. 8 at the Annual Meeting, we expect to sell shares of Common Stock to Lincoln Park as and when needed, unless more attractive sources of capital are identified and secured. Based on the current market price of $_______ as of May___, 2017, the additional issuance of shares of Common Stock may result in dilution to our stockholders.

Voting Exclusion Statement

To the extent Lincoln Park holds any shares of Common Stock as of the Record Date, we will disregard any votes cast on Proposal No. 8 by Lincoln Park given Lincoln Park’s interest in the Purchase Agreement.

Vote Required and Recommendation

Delaware law and our Bylaws provide that, on all matters (other than the election of directors and except to the extent otherwise required by our Certificate of Incorporation, as amended, or applicable Delaware law), the affirmative vote of a majority of the shares present, in person or by proxy, and voting on the matter, will be required for approval. Accordingly, the affirmative vote of a majority of the shares present at the Annual Meeting, in person or by proxy, and voting on the matter, will be required to approve the sale and issuance of up to $15,000,000 in shares of Common Stock under the Company’s Purchase Agreement with Lincoln Park.

At the Annual Meeting a vote will be taken on a proposal to approve the sale and issuance of up to $15,000,000 in shares of Common Stock under the Company’s Purchase Agreement with Lincoln Park.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE

SALE AND ISSUANCE OF UP TO $15,000,000 IN SHARES OF COMMON STOCK UNDER THE COMPANY’S PURCHASE AGREEMENT WITH LINCOLN PARK.

FUTURE STOCKHOLDER PROPOSALS

The Board has not yet determined the date on which the next Annual Meeting of Stockholders will be held. Stockholders may submit proposals on matters appropriate for stockholder action at annual meetings in accordance with the rules and regulations adopted by the SEC. Any proposal which an eligible stockholder desires to have included in our proxy statement and presented at the next Annual Meeting of Stockholders will be included in our proxy statement and related proxy card if it is received by us a reasonable time before we begin to print and send our proxy materials and if it complies with SEC rules regarding inclusion of proposals in proxy statements. In order to avoid controversy as to the date on which we receive a proposal, it is suggested that any stockholder who wishes to submit a proposal submit such proposal by certified mail, return receipt requested.

Other deadlines apply to the submission of stockholder proposals for the next Annual Meeting of Stockholders that are not required to be included in our proxy statement under SEC rules. With respect to these stockholder proposals for the next Annual Meeting of Stockholders, a stockholder’s notice must be received by us a reasonable time before we begin to print and send our proxy materials. The form of proxy distributed by the Board for such meeting will confer discretionary authority to vote on any such proposal not received by such date. If any such proposal is received by such date, the proxy statement for the meeting will provide advice on the nature of the matter and how we intend to exercise our discretion to vote on each such matter if it is presented at that meeting.

EXPENSES AND SOLICITATION

We will bear the costs of printing and mailing proxies. In addition to soliciting stockholders by mail or through our regular employees, we may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have shares of our Common Stock registered in the name of a nominee and, if so, will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs. Solicitation by our officers and employees may also be made of some stockholders following the original solicitation.

OTHER BUSINESS

The Board knows of no other items that are likely to be brought before the Annual Meeting except those that are set forth in the foregoing Notice of Annual Meeting of Stockholders. If any other matters properly come before the Annual Meeting, the persons designated on the enclosed proxy will vote in accordance with their judgment on such matters.

ADDITIONAL INFORMATION

We are subject to the information and reporting requirements of the Exchange Act, and in accordance therewith, we file periodic reports, documents and other information with the SEC relating to our business, financial statements and other matters. Such reports and other information may be inspected and are available for copying at the offices of the SEC, 100 F Street, N.E., Washington, D.C. 20549 or may be accessed at www.sec.gov. Information regarding the operation of the public reference rooms may be obtained by calling the SEC at 1-800-SEC-0330. You are encouraged to review our Annual Report on Form 10-K, together with any subsequent information we filed or will file with the SEC and other publicly available information. A copy of any public filing is also available, at no charge, by contacting our legal counsel, Robinson Brog Leinwand Greene Genovese & Gluck P.C., Attn: David E. Danovitch, Esq. at 212-603-6300.

*************

It is important that the proxies be returned promptly and that your shares of Common Stock be represented. Stockholders are urged to mark, date, execute, and promptly return the accompanying proxy card.

May ___, 2017	By Order of the Board of Directors,
/s/ George F. Schmitt George F. Schmitt Chairman of the Board and Chief Executive Officer

ANNUAL MEETING OF STOCKHOLDERS OF
xG TECHNOLOGY, INC.

June___, 2017

Please mark, date, sign and mail your proxy card in the
envelope provided as soon as possible.

MARK, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, 3, 4, 5,6 and 8 and FOR EVERY “3 YEARS” FOR PROPOSAL 7.
1. Election of Directors
☐	FOR ALL NOMINEES
☐	George F. Schmitt
☐	John C. Coleman
☐	Gary Cuccio
☐	Kenneth Hoffman
☐	Richard L. Mooers
☐	Raymond M. Sidney
☐	General James T. Conway
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES
☐	FOR ALL EXCEPT
(See Instruction below)
INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and write the name of the nominee you wish to withhold authority in the box below.

To change the address on your account, please check the box at right and indicate your new address in the space above. Please note that changes to the registered name(s) on the account may be submitted via this method.	☐

2. To approve a proposal to ratify the Board’s selection of MARCUM LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2017.
☐	FOR THE PROPOSAL
☐	AGAINST THE PROPOSAL
☐	ABSTAIN
3. To approve an amendment to increase the authorized value of shares of Common Stock available for sale under the Company’s 2016 Employee Stock Purchase Plan from $3.5 million to $7 million.
☐	FOR THE PROPOSAL
☐	AGAINST THE PROPOSAL
☐	ABSTAIN
4. To approve an amendment to increase the authorized value of shares of Common Stock available for issuance under the Company’s 2016 Incentive Compensation Plan from $3.5 million to $7 million.
☐	FOR THE PROPOSAL
☐	AGAINST THE PROPOSAL
☐	ABSTAIN
5. To approve the establishment of the xG Technology, Inc. 2017 Incentive Compensation Plan.
☐	FOR THE PROPOSAL
☐	AGAINST THE PROPOSAL
☐	ABSTAIN
6. To approve, on an advisory basis, the compensation of the Company’s Named Executive Officers.
☐	FOR THE PROPOSAL
☐	AGAINST THE PROPOSAL
☐	ABSTAIN
7. To approve, on an advisory basis, the frequency of holding a stockholders’ advisory vote on the compensation of the Company’s Named Executive Officers.
☐	3 YEARS
☐	2 YEARS
☐	1 YEAR
☐	ABSTAIN

8. To approve the sale and issuance of up to $15,000,000 in shares of Common Stock under the Company’s Purchase Agreement with Lincoln Park.

☐	FOR THE PROPOSAL
☐	AGAINST THE PROPOSAL
☐	ABSTAIN

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, THE PROXY SHALL BE VOTED FOR THE ELECTION OF THE LISTED NOMINEES AS DIRECTORS, FOR THE RATIFICATION OF MARCUM LLP AS THE COMPANY’S INDEPENDENT registered public accountants FOR THE FISCAL YEAR ENDING DECEMBER 31, 2017, FOR AN AMENDMENT TO THE COMPANY’S 2016 EMPLOYEE STOCK PURCHASE PLAN TO INCREASE THE AUTHORIZED VALUE OF SHARES OF COMMON STOCK AVAILABLE FOR SALE UNDER THE 2016 EMPLOYEE STOCK PURCHASE PLAN FROM $3.5 MILLION TO $7 MILLION, FOR AN AMENDMENT TO THE COMPANY’S 2016 INCENTIVE COMPENSATION PLAN TO INCREASE THE AUTHORIZED VALUE OF SHARES OF COMMON STOCK AVAILABLE FOR ISSUANCE UNDER THE 2016 INCENTIVE COMPENSATION PLAN FROM $3.5 MILLION TO $7 MILLION, FOR THE APPROVAL OF THE ESTABLISHMENT OF THE xG TECHNOLOGY, INC. 2017 INCENTIVE COMPENSATION PLAN, FOR THE APPROVAL OF COMPENSATION FOR THE COMPANY’S NAMED EXECUTIVE OFFICERS,FOR THE APPROVAL OF THE FREQUENCY OF THE STOCKHOLDER ADVISORY VOTE ON THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS TO BE EVERY THREE (3) YEARSAND FOR THE APPROVAL OF THE SALE AND ISSUANCE OF UP TO $15,000,000 IN SHARES OF COMMON STOCK UNDER THE COMPANY’S PURCHASE AGREEMENT WITH LINCOLN PARK.

PLEASE CHECK HERE IF YOU PLAN TO ATTEND THE ANNUAL MEETING OF STOCKHOLDERS ON JUNE ___, 2017 AT 9 A.M. (EASTERN TIME) AT THE COMPANY’S OFFICES AT 240 S. PINEAPPLE AVE, STE 701, SARASOTA, FL 34236		☐

Signature of Stockholder _____________________ Date: __________ Signature of Stockholder _____________________ Date: __________

Note: This proxy must be signed exactly as the name appears hereon. When shares of Common Stock are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by a duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by an authorized person.

xG TECHNOLOGY, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE___, 2017

Revoking all prior proxies, the undersigned, a stockholder of xG TECHNOLOGY, INC. (the “Company”), hereby appoints Roger Branton and Benjamin Dickens or either of them, as attorneys-in-fact and agents of the undersigned, with full power of substitution, to vote all of the shares of the Company’s common stock, par value $0.00001 per share (the “Common Stock”), owned by the undersigned at the Annual Meeting of Stockholders of the Company to be held on June___, 2017 at the Company’s offices at 240 S. Pineapple Avenue, Suite 701, Sarasota, FL 34236, at 9 a.m. Eastern Time, and at any adjournment thereof, as fully and effectively as the undersigned could do if personally present and voting, hereby approving, ratifying, and confirming all that said attorney and agent or his substitute may lawfully do in place of the undersigned as indicated on the reverse.

IMPORTANT: SIGNATURE REQUIRED ON THE REVERSE SIDE